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                             AMENDED AND RESTATED
                        CREDIT AND SECURITY AGREEMENT

                                   between

                               MHI GROUP, INC.

                                     and

                   FUNERAL SERVICES ACQUISITION GROUP, INC.

                                     and

                            HELLER FINANCIAL, INC.

                               February 2, 1995



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                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----
                                   SECTION 1

                                  DEFINITIONS

               1.1  Certain Defined Terms . . . . . . . . . . . . . . .   1
               1.2  Accounting Terms; Utilization of GAAP for Purposes
                    of Calculations Under Agreement . . . . . . . . . .  19
               1.3  Other Definition Provisions . . . . . . . . . . . .  19

                                      SECTION 2

                              AMOUNTS AND TERMS OF LOANS

               2.1  Loans . . . . . . . . . . . . . . . . . . . . . . .  20
                    (A)  Term Loan  . . . . . . . . . . . . . . . . . .  20
                    (B)  Revolving Loan . . . . . . . . . . . . . . . .  20
                    (C)  Repayment of Revolving Loan  . . . . . . . . .  21
                    (D)  Borrowing Procedures . . . . . . . . . . . . .  21
                    (E)  Notes  . . . . . . . . . . . . . . . . . . . .  21
               2.2  Interest  . . . . . . . . . . . . . . . . . . . . .  22
                    (A)  Rates of Interest  . . . . . . . . . . . . . .  22
                    (B)  Default Rate of Interest . . . . . . . . . . .  22
                    (C)  Computation and Payment of Interest  . . . . .  22
                    (D)  Interest Laws  . . . . . . . . . . . . . . . .  23
                    (E)  LIBOR Rate Election  . . . . . . . . . . . . .  23
               2.3  Fees  . . . . . . . . . . . . . . . . . . . . . . .  24
                    (A)  Closing Fee  . . . . . . . . . . . . . . . . .  24
                    (B)  Unused Line Fee  . . . . . . . . . . . . . . .  24
                    (C)  Administration Fee . . . . . . . . . . . . . .  24
                    (D)  Termination Fee  . . . . . . . . . . . . . . .  24
                    (E)  LIBOR Breakage Fee . . . . . . . . . . . . . .  25
               2.4  Payments and Prepayments  . . . . . . . . . . . . .  25
                    (A)  Manner and Time of Payment . . . . . . . . . .  25
                    (B)  Payments on Business Days  . . . . . . . . . .  25
                    (C)  Mandatory Prepayments  . . . . . . . . . . . .  25
                    (D)  Voluntary Prepayments  . . . . . . . . . . . .  27
                    (E)  Application of Proceeds of Prepayments . . . .  27
               2.5  Term of this Agreement  . . . . . . . . . . . . . .  27
               2.6  Borrowers' Loan Accounts and Statements . . . . . .  27
               2.7  Capital Adequacy and Other Adjustments  . . . . . .  28

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               2.8  Taxes . . . . . . . . . . . . . . . . . . . . . . .  28

                                      SECTION 3

                                 CONDITIONS TO LOANS

               3.1  Conditions to Effectiveness . . . . . . . . . . . .  29
                    (A)  Fees . . . . . . . . . . . . . . . . . . . . .  29
                    (B)  Performance of Agreements  . . . . . . . . . .  29
                    (C)  Opinions of Counsel  . . . . . . . . . . . . .  29
                    (D)  Borrower Documents . . . . . . . . . . . . . .  29
                    (E)  Other Documents  . . . . . . . . . . . . . . .  30
               3.2  Conditions to All Loans . . . . . . . . . . . . . .  31

                                      SECTION 4

                            REPRESENTATIONS AND WARRANTIES

               4.1  Organization, Powers, Capitalization, Good
                    Standing, Business and Subsidiaries . . . . . . . .  32
                    (A)  Organization and Powers  . . . . . . . . . . .  32
                    (B)  Capitalization . . . . . . . . . . . . . . . .  32
                    (C)  Qualification  . . . . . . . . . . . . . . . .  33
                    (D)  Conduct of Business  . . . . . . . . . . . . .  33
                    (E)  Subsidiaries . . . . . . . . . . . . . . . . .  33
               4.2  Authorization of Borrowing; etc.  . . . . . . . . .  33
                    (A)  Authorization of Borrowing . . . . . . . . . .  33
                    (B)  No Conflict  . . . . . . . . . . . . . . . . .  33
                    (C)  Governmental Consents  . . . . . . . . . . . .  34
                    (D)  Binding Obligation . . . . . . . . . . . . . .  34
               4.3  Financial Condition . . . . . . . . . . . . . . . .  34
               4.4  Indebtedness and Contingent Obligations . . . . . .  34
               4.5  No Material Adverse Change; No Restricted Junior
                    Payment . . . . . . . . . . . . . . . . . . . . . .  34
               4.6  Title to Properties; Liens  . . . . . . . . . . . .  35
               4.7  Litigation; Adverse Facts . . . . . . . . . . . . .  35
               4.8  Payment of Taxes  . . . . . . . . . . . . . . . . .  35
               4.9  Adverse Contracts . . . . . . . . . . . . . . . . .  36
               4.10 Performance and Delivery of Agreements  . . . . . .  36
                    (A)  Performance  . . . . . . . . . . . . . . . . .  36
                    (B)  Delivery . . . . . . . . . . . . . . . . . . .  36
               4.11 Governmental Regulation . . . . . . . . . . . . . .  36
               4.12 Employee Benefit Plans  . . . . . . . . . . . . . .  36
               4.13 Location of Equipment and Inventory . . . . . . . .  38
               4.14 Office Locations; Fictitious Names  . . . . . . . .  38
               4.15 Perfection  . . . . . . . . . . . . . . . . . . . .  38





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               4.16 Accounts  . . . . . . . . . . . . . . . . . . . . .  38
               4.17 Inventory . . . . . . . . . . . . . . . . . . . . .  38
               4.18 Intellectual Property . . . . . . . . . . . . . . .  38
               4.19 Certain Fees  . . . . . . . . . . . . . . . . . . .  39
               4.20 Environmental Compliance  . . . . . . . . . . . . .  39
                    (A)  No Environmental Claims  . . . . . . . . . . .  39
                    (B)  Compliance with Environmental Laws . . . . . .  39
               4.21 Employee Matters  . . . . . . . . . . . . . . . . .  40
               4.22 Fair Trade and Other Regulations  . . . . . . . . .  40
               4.23 Solvency  . . . . . . . . . . . . . . . . . . . . .  40
               4.24 Disclosure  . . . . . . . . . . . . . . . . . . . .  41
               4.25 Use of Proceeds and Margin Security . . . . . . . .  41
               4.26 Insurance . . . . . . . . . . . . . . . . . . . . .  41
               4.27 Bank and Trust Accounts . . . . . . . . . . . . . .  41
               4.28 Compliance with Laws  . . . . . . . . . . . . . . .  42
               4.29 Investments . . . . . . . . . . . . . . . . . . . .  42
               4.30 Real Property . . . . . . . . . . . . . . . . . . .  42

                                      SECTION 5

                                  SECURITY INTERESTS

               5.1  Grant of Security Interests . . . . . . . . . . . .  43
               5.2  Borrowers Remain Liable . . . . . . . . . . . . . .  44
               5.3  Further Assurances  . . . . . . . . . . . . . . . .  44
                    (A)  Other Documents and Actions  . . . . . . . . .  44
                    (B)  Lender Authorized  . . . . . . . . . . . . . .  44

                                      SECTION 6

                                 COLLATERAL COVENANTS

               6.1  Bank Accounts; Collection of Accounts and
                    Payments  . . . . . . . . . . . . . . . . . . . . .  45
               6.2  Corporate or Name Change  . . . . . . . . . . . . .  46
               6.3  Business Locations  . . . . . . . . . . . . . . . .  46
               6.4  Instruments . . . . . . . . . . . . . . . . . . . .  46
               6.5  Account Covenants . . . . . . . . . . . . . . . . .  46
               6.6  Equipment Covenants . . . . . . . . . . . . . . . .  47
               6.7  Insurance . . . . . . . . . . . . . . . . . . . . .  47
               6.8  Collateral Description  . . . . . . . . . . . . . .  48
               6.9  Use of Collateral . . . . . . . . . . . . . . . . .  48
               6.10 Records of Collateral . . . . . . . . . . . . . . .  48
               6.11 Other Information . . . . . . . . . . . . . . . . .  48
               6.12 Lender Appointed Attorney-in-Fact . . . . . . . . .  48





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                                   SECTION 7

                             AFFIRMATIVE COVENANTS

               7.1  Financial Statements and Other Reports  . . . . . .  50
                    (A)  Monthly Financials . . . . . . . . . . . . . .  50
                    (B)  Year-End Financials  . . . . . . . . . . . . .  50
                    (C)  Officer Certificate  . . . . . . . . . . . . .  51
                    (D)  Accountants' Certification . . . . . . . . . .  51
                    (E)  Accountants' Reports . . . . . . . . . . . . .  52
                    (F)  Management Report  . . . . . . . . . . . . . .  52
                    (G)  Trustee Transmittal Letter . . . . . . . . . .  52
                    (H)  Funds Audit Reports  . . . . . . . . . . . . .  52
                    (I)  Appraisals . . . . . . . . . . . . . . . . . .  52
                    (J)  Projections  . . . . . . . . . . . . . . . . .  53
                    (K)  SEC Filings and Press Releases . . . . . . . .  53
                    (L)  Indebtedness and Capital Stock Notices . . . .  53
                    (M)  Events of Default, etc.  . . . . . . . . . . .  53
                    (N)  Litigation . . . . . . . . . . . . . . . . . .  53
                    (O)  Employee Benefit Plans . . . . . . . . . . . .  54
                    (P)  Termination Events . . . . . . . . . . . . . .  54
                    (Q)  ERISA Notices  . . . . . . . . . . . . . . . .  54
                    (R)  Insurance  . . . . . . . . . . . . . . . . . .  54
                    (S)  Trust Fund's Noncompliance with Laws . . . . .  54
                    (T)  Supplemental Schedules . . . . . . . . . . . .  54
                    (U)  Other Information  . . . . . . . . . . . . . .  55
               7.2  Access to Accountants . . . . . . . . . . . . . . .  55
               7.3  Corporate Existence, etc. . . . . . . . . . . . . .  55
               7.4  Payment of Taxes and Claims; Tax Consolidation  . .  55
               7.5  Maintenance of Properties . . . . . . . . . . . . .  56
               7.6  Inspection; Lender Meeting  . . . . . . . . . . . .  56
               7.7  Compliance with ERISA . . . . . . . . . . . . . . .  56
               7.8  Environmental Compliance  . . . . . . . . . . . . .  56
                    (A)  Environmental Laws . . . . . . . . . . . . . .  56
                    (B)  Indemnification  . . . . . . . . . . . . . . .  56
                    (C)  Remedial Action  . . . . . . . . . . . . . . .  57
                    (D)  Further Assurance  . . . . . . . . . . . . . .  57
               7.9  Environmental Disclosure  . . . . . . . . . . . . .  57
               7.10 Compliance with Laws, etc.  . . . . . . . . . . . .  58
               7.11 Mortgages; Title Insurance; Surveys . . . . . . . .  58
                    (A)  Title Insurance  . . . . . . . . . . . . . . .  58
                    (B)  Additional Mortgaged Property  . . . . . . . .  58
                    (C)  Surveys  . . . . . . . . . . . . . . . . . . .  59
                    (D)  Expenses . . . . . . . . . . . . . . . . . . .  59
               7.12 Further Assurances  . . . . . . . . . . . . . . . .  59





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               7.13 Interest Rate Protection  . . . . . . . . . . . . .  59
               7.14 Management  . . . . . . . . . . . . . . . . . . . .  59
               7.15 Acquisition Information . . . . . . . . . . . . . .  60
                    (A)  Excess Acquisitions  . . . . . . . . . . . . .  60
                    (B)  Non-Excess Acquisitions  . . . . . . . . . . .  60

                                      SECTION 8

                                 FINANCIAL COVENANTS

               8.1  Capital Expenditure Limits  . . . . . . . . . . . .  61
               8.2  Lease Limitations . . . . . . . . . . . . . . . . .  61
                . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
               8.3  Interest Expense Coverage . . . . . . . . . . . . .  61
               8.4  Fixed Charge Coverage . . . . . . . . . . . . . . .  61
               8.5  Total Debt to Pro Forma EBIDAT  . . . . . . . . . .  62

                                      SECTION 9

                                  NEGATIVE COVENANTS

               9.1  Indebtedness  . . . . . . . . . . . . . . . . . . .  62
               9.2  Liens and Related Matters . . . . . . . . . . . . .  62
                    (A)  Prohibition of Liens . . . . . . . . . . . . .  62
                    (B)  No Negative Pledges  . . . . . . . . . . . . .  63
                    (C)  No Restrictions on Subsidiary Distributions  .  63
               9.3  Investments; Joint Ventures . . . . . . . . . . . .  63
               9.4  Contingent Obligations  . . . . . . . . . . . . . .  63
               9.5  Restricted Junior Payments  . . . . . . . . . . . .  64
               9.6  Restriction on Fundamental Changes  . . . . . . . .  65
               9.7  Disposal of Assets  . . . . . . . . . . . . . . . .  65
               9.8  Sales and Lease-Backs . . . . . . . . . . . . . . .  66
               9.9  Transactions with Shareholders and Affiliates . . .  66
               9.10 Compensation and Fees . . . . . . . . . . . . . . .  66
               9.11 Disposal of Stock . . . . . . . . . . . . . . . . .  66
               9.12 Environmental Liabilities . . . . . . . . . . . . .  66
               9.13 Conduct of Business . . . . . . . . . . . . . . . .  67
               9.14 Changes Relating to Subordinated Indebtedness . . .  67
               9.15 Fiscal Year; Charter and ByLaws . . . . . . . . . .  67
               9.16 No New Subsidiaries . . . . . . . . . . . . . . . .  67
               9.17 Compliance with ERISA . . . . . . . . . . . . . . .  68
               9.18 Surety Bonds and Letters of Credit  . . . . . . . .  68
               9.19 Acquisitions  . . . . . . . . . . . . . . . . . . .  68





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                                   SECTION 10

                          DEFAULT, RIGHTS AND REMEDIES

               10.1 Event of Default  . . . . . . . . . . . . . . . . .  69
                    (A)  Payment  . . . . . . . . . . . . . . . . . . .  69
                    (B)  Default in Other Agreements  . . . . . . . . .  69
                    (C)  Breach of Certain Provisions . . . . . . . . .  69
                    (D)  Breach of Warranty . . . . . . . . . . . . . .  70
                    (E)  Other Defaults Under Loan Documents  . . . . .  70
                    (F)  Involuntary Bankruptcy; Appointment of
                         Receiver, etc. . . . . . . . . . . . . . . . .  70
                    (G)  Voluntary Bankruptcy; Appointment of
                         Receiver, etc. . . . . . . . . . . . . . . . .  70
                    (H)  Liens  . . . . . . . . . . . . . . . . . . . .  71
                    (I)  Judgments and Attachments  . . . . . . . . . .  71
                    (J)  Dissolution  . . . . . . . . . . . . . . . . .  71
                    (K)  Solvency . . . . . . . . . . . . . . . . . . .  71
                    (L)  Injunction . . . . . . . . . . . . . . . . . .  71
                    (M)  Invalidity of Loan Documents . . . . . . . . .  71
                    (N)  Damage, Strike, Casualty . . . . . . . . . . .  71
                    (O)  Licenses and Permits . . . . . . . . . . . . .  72
                    (P)  Failure of Security  . . . . . . . . . . . . .  72
                    (Q)  Assets Seized  . . . . . . . . . . . . . . . .  72
                    (R)  RICO . . . . . . . . . . . . . . . . . . . . .  72
                    (S)  Criminal Action Against Officers . . . . . . .  72
               10.2 Suspension of Commitments . . . . . . . . . . . . .  72
               10.3 Acceleration  . . . . . . . . . . . . . . . . . . .  72
               10.4 Disposition of Collateral . . . . . . . . . . . . .  73
               10.5 Assignment of Intellectual Property . . . . . . . .  74
               10.6 Assigned Agreements . . . . . . . . . . . . . . . .  74
               10.7 Limitation on Duty of Lender with Respect to
                    Collateral  . . . . . . . . . . . . . . . . . . . .  74
               10.8 Application of Proceeds . . . . . . . . . . . . . .  75
               10.9 Termination of Security Interests; Release of
                    Collateral  . . . . . . . . . . . . . . . . . . . .  75

                                      SECTION 11

                             ASSIGNMENT AND PARTICIPATION

               11.1 Assignments and Participations in Loans and Notes .  75
                    (A)  Assignment by Lender . . . . . . . . . . . . .  75
                    (B)  Issuance of New Notes  . . . . . . . . . . . .  75
                    (C)  Participations . . . . . . . . . . . . . . . .  76
                    (D)  Disclosure of Information  . . . . . . . . . .  77
               11.2 Appointment of Agent  . . . . . . . . . . . . . . .  77
               11.3 Set-Off and Sharing of Payments . . . . . . . . . .  77





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                                      SECTION 12

                                    MISCELLANEOUS

               12.1  Expenses and Attorneys' Fees  . . . . . . . . . . .  78
               12.2  Indemnity . . . . . . . . . . . . . . . . . . . . .  79
               12.3  Amendments and Waivers  . . . . . . . . . . . . . .  80
               12.4  Retention of Documents  . . . . . . . . . . . . . .  80
               12.5  Notices . . . . . . . . . . . . . . . . . . . . . .  80
               12.6  Survival of Warranties and Certain Agreements . . .  81
               12.7  Failure or Indulgence Not Waiver; Remedies
                     Cumulative  . . . . . . . . . . . . . . . . . . . .  82
               12.8  Marshaling; Payments Set Aside  . . . . . . . . . .  82
               12.9  Independence of Covenants, Representations and
                     Warranties  . . . . . . . . . . . . . . . . . . . .  82
               12.10 Severability  . . . . . . . . . . . . . . . . . . .  82
               12.11 Lenders' Obligations Several; Independent
                     Nature of Lenders' Rights . . . . . . . . . . . . .  83
               12.12 Headings  . . . . . . . . . . . . . . . . . . . . .  83
               12.13 Applicable Law  . . . . . . . . . . . . . . . . . .  83
               12.14 Successors and Assigns; Subsequent Holders of
                     Notes . . . . . . . . . . . . . . . . . . . . . . .  83
               12.15 No Fiduciary Relationship . . . . . . . . . . . . .  83
               12.16 Consent to Jurisdiction and Service of
                     Process . . . . . . . . . . . . . . . . . . . . . .  83
               12.17 Waiver of Jury Trial  . . . . . . . . . . . . . . .  84
               12.18 Confidentiality . . . . . . . . . . . . . . . . . .  85
               12.19 Counterparts; Effectiveness . . . . . . . . . . . .  85
               12.20 Entire Agreement  . . . . . . . . . . . . . . . . .  85
               12.21 Obligations of Borrowers  . . . . . . . . . . . . .  86





                                      vii
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                                    EXHIBITS

          Exhibit A      Form of Amended Revolving Note
          Exhibit B      Form of Amended Term Note
          Exhibit C      Form of Compliance Certificate
          Exhibit D      Form of Availability Certificate
          Exhibit E      Form of Notice of Borrowing
          Exhibit F      Form of LIBOR Rate Loan Request
          Exhibit G      General Acquisition Criteria
          Exhibit H      Due Diligence Requirements
          Exhibit I      LIBOR Breakage Fee Calculation


                                      SCHEDULES

          1.1            Existing Liens
          4.1(A)         Organization of Borrowers
          4.1(B)         Capitalization of Borrowers
          4.1(C)         Qualification of Borrowers
          4.1(D)         Business of Borrowers
          4.1(E)         Borrowers and their Subsidiaries
          4.2(B)         Material Consents
          4.3            Projections
          4.4            Indebtedness and Contingent Liabilities
          4.6            Title to Properties
          4.7            Litigation
          4.12           Employee Benefit Plans, Retiree Benefits
          4.13           Location of Equipment and Inventory
          4.14(A)        Office Locations
          4.14(B)        Fictitious Names
          4.18           Intellectual Property
          4.19           Certain Fees
          4.20           Environmental Matters
          4.21           Employee Matters
          4.26           Insurance Policies
          4.27           Bank Accounts
          4.29           Investments
          4.30           Real Property

               Amended and Restated Credit and Security Agreement


         This Amended and Restated Credit and Security Agreement is dated as of February 2, 1995, and entered into by and between MHI GROUP, INC., a Florida corporation ("MHI"), with its principal place of business at 3100 Capital Circle, N.E., Tallahassee, Florida, and FUNERAL SERVICES ACQUISITION GROUP, INC., a Florida corporation ("FSAG"), with its principal place of business at 3100 Capital Circle, N.E., Tallahassee, Florida ("MHI" and "FSAG" are each herein sometimes referred to individually as a "Borrower" and collectively as the "Borrowers"), and HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), with offices at 500 West Monroe Street, Chicago, Illinois 60661.

                             PRELIMINARY STATEMENT

         Borrowers and Lenders entered into that certain Credit and Security Agreement dated as of October 9, 1992, as subsequently amended (the "Original Credit Agreement"). Pursuant to the Original Credit Agreement, Lender made a term loan to Borrowers in the principal amount of $16,000,000 (the "Original Term Loan"), established a revolving working capital facility in the maximum principal amount of $1,000,000 and agreed to make acquisition loans to Borrower in an aggregate principal amount of $9,000,000. Borrowers and Lender have agreed to provide for additional acquisition loans and to make certain other amendments to the terms of the Original Credit Agreement. Borrowers and Lender have entered into this Agreement for the purpose of amending and restating the Original Credit Agreement. All Liens previously granted by Borrowers in favor of Lender shall remain in full force and affect, and this Agreement shall evidence a continuation of the grant of the Security Interests under the Original Credit Agreement.


                                   SECTION 1

                                  DEFINITIONS

1.1      Certain Defined Terms

         The following terms used in this Agreement shall have the following meanings:

         "Accounting Changes" has the meaning assigned to that term in subsection 1.2.

         "Accounts" means all of the following: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations and indebtedness arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) rights in, to and under all purchase orders for goods, services or other property; (c) rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance); (e) uncertificated securities; and
(f) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

         "Acquisition" means the acquisition by MHI or FSAG after the Closing Date of a funeral home or cemetery business, whether by asset acquisition, stock acquisition, merger or otherwise.

         "Acquisition Documents" means all material documents, agreements and certificates executed or delivered by MHI or FSAG to any seller or governmental agency in connection with an Acquisition.

         "Acquisition Loan" means an advance of the Revolving Loan made to finance Acquisitions permitted hereunder.

         "Additional Mortgaged Property" has the meaning assigned to that term in subsection 7.11(B).

         "Affiliate" means with respect to any Person (other than Lender), any other Person (a) directly or indirectly controlling, controlled by, or under common control with, such Person; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in such Person; or (c) five percent (5%) or more of whose voting stock or other equity interest is owned directly or indirectly or held by such Person; provided, that the term "Affiliate" shall not be deemed to include Lender. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise. For the purpose of this definition, each of the officers and directors of each Borrower shall be deemed to control such Borrower and its Subsidiaries.

         "Agent" has the meaning assigned to that term in subsection 11.2 and shall include its successors and assigns appointed pursuant to subsection 11.2; provided that if no Agent shall have been appointed, then "Agent" shall mean Heller Financial, Inc.

         "Agreement" means this Amended and Restated Credit and Security Agreement as it may be amended, supplemented or otherwise modified from time to time.

         "Asset Disposition" means the disposition of the following, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise:
(a) any stock of any Subsidiary of a Borrower (including stock of FSAG) or (b) any or all of the assets of a Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

         "Assigned Agreements" means, collectively, the Acquisition Documents, the equipment leases, real property leases and other significant agreements collaterally assigned to Lender.

         "Availability Certificate" means a certificate of Borrowers' chief financial officer substantially in the form of Exhibit D.

         "Bank Agency Agreement" has the meaning assigned to the term in subsection 6.1(A).

         "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time, or any successor statute.

         "Base Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release
H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or
(b) the Federal Funds Effective Rate. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank prime loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Heller announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Chemical Bank (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

         "Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate.

         "Blocked Accounts" has the meaning assigned to the term in subsection 6.1(B).

         "Borrower" means each of MHI and FSAG, and "Borrowers" means MHI and FSAG collectively.

         "Business Day" means (a) for all purposes other than as covered by clause (b) below, any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the Commonwealth of Pennsylvania, the State of Illinois or the State of Florida or is a day on which banking institutions located in any of such states are authorized or required to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with LIBOR Rate Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading by and between banks in Dollar deposits in the applicable interbank LIBOR market.

         "Capital Expenditures" means all expenditures (whether made in the form of cash or other property, including, without limitation, expenditures made by exchanging or trading in property and including deposits but not including expenditures related to inventory development, including development of mausoleums, burial plots and vaults in the ordinary course of business and also not including expenditures relating to Acquisitions) for, or contracts for expenditures with respect to, any fixed assets or improvements, or for replacements, substitutions or additions thereto, that have a useful life of more than one year, including, but not limited to, the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

         "Capital Lease" means any lease of any property (whether real, personal or mixed) by any Person that, in conformity with GAAP, should be accounted for as a capital lease.

         "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (c) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 and not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank; and (d) repurchase agreements in form and substance and for amounts reasonably satisfactory to Lender.

         "Cemetery Laws" means any and all applicable federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees and directives imposing liability or standards of conduct for or relating to the operation of funeral homes, cemeteries, mortuaries and related businesses.

         "Closing Date" means the date hereof.

         "Collateral" means, collectively: (a) all capital stock and other property pledged pursuant to the Pledge Agreement; (b) all of the property listed in subsection 5.1; (c) all real property, or interests in real property, mortgaged pursuant to the Mortgages; and (d) all property or interests provided as collateral security for the Obligations in addition to or in substitution for any of the foregoing, unless such property is exempt from Liens under Cemetery Laws.

         "Collecting Banks" has the meaning assigned to the term in subsection 6.1(B).

         "Commitment" means the commitment of Lender to make Loans as set forth in subsections 2.1(A) and 2.1(B).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C delivered to Lender by Borrowers pursuant to subsection 7.1(C).

         "Consolidated Subsidiary" means, with respect to any Person, each Subsidiary of such Person whose financial statements are consolidated with the financial statements of such Person in accordance with GAAP.

         "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend and other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; or (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include, without limitation, (i) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the United States dollar equivalent amount of the obligation so guaranteed or otherwise supported or, if a fixed and determined amount, the maximum amount so guaranteed in United States dollars.

         "Contractual Obligation," as applied to any Person, means any provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, including the Acquisition Documents.

         "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "Depository Account" has the meaning assigned to such term in subsection 6.1(B).

         "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods.

         "EBIDAT," as applied to any Person, means, for any period, such Person's Net Income (without deduction of income and franchise taxes that have been accrued) for such period, plus (a) Interest Expense paid or accrued during such period, plus (b) amortization and depreciation deducted in determining Net Income for such period.

         "Employee Benefit Plan" means any employee benefit plan within the meaning of section 3(3) of ERISA under which a Borrower or any of its Subsidiaries is or (within the immediately preceding six (6) years) was an "employer" as defined in section 3(5) of ERISA.

         "Environmental Claims" has the meaning assigned to that term in subsection 4.20(A).

         "Environmental Laws" means any and all federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees and directives imposing liability or standards of conduct for or relating to pollution, waste, disposal, industrial hygiene, land use or the protection of human health or welfare, plant life or animal life, natural resources, the environment or property, including, but not limited to, the following statutes as now written and amended, and as amended hereafter: the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq., and the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.

         "Equipment" means all "equipment" (as defined in the UCC), including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

         "Event of Default" means each of the events set forth in subsection
10.1.

         "Excess Acquisition" means an Acquisition having a Purchase Price in excess of $2,500,000 or whose Purchase Price, when aggregated with the Purchase Price of all other Acquisitions having an individual Purchase Price of $2,500,000 or less that are made in any Loan Year, exceeds $7,500,000. It is understood and agreed that in determining whether cumulative Acquisitions in a given Loan Year exceed the $7,500,000 limit, only those Acquisitions not requiring Lender's approval will be counted.

         "Excess Interest" has the meaning assigned to that term in subsection 2.2(D).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

         "Expiry Date" means the earliest of (a) the termination of the Commitments pursuant to subsection 10.3 or (b) January 31, 2000 or (c) the date on which the Term Loan is prepaid in full.

         "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Chicago, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

         "Fiscal Year" means the twelve month period ending on the last day of April in each year.

         "Fixed Charge Coverage," as applied to any Person, means, for any period, such Person's OCF for such period divided by such Person's Fixed Charges for such period.

         "Fixed Charges," as applied to any Person, means, for any period, (a) the aggregate of all Interest Expense paid or accrued by such Person during such period, plus (b) scheduled payments of principal with respect to all Indebtedness of such Person during such period, plus (c) all taxes paid in cash during such period, plus (d) all permitted Restricted Junior Payments paid during such period.

         "Fixtures" means all plant fixtures, business fixtures, other fixtures and storage office facilities and all additions and accessions thereto and replacements therefor.

         "FSAG" means Funeral Services Acquisition Group, Inc., a Florida corporation, and its successors and permitted assigns.

         "Funding Date" means the date of each funding of a Loan.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any successor authority) that are applicable to the circumstances as of the date of determination, consistently applied and maintained throughout the periods indicated.

         "General Criteria" means the acquisition criteria set forth on Exhibit G.

         "General Intangibles" means all "general intangibles" (as defined in the UCC), including, without limitation: (a) the Assigned Agreements and all other agreements, leases, licenses and contracts to which a Borrower is or may become a party; (b) all obligations or

Indebtedness owing to a Borrower (other than Accounts) from whatever source arising; (c) all tax refunds; (d) Intellectual Property; (e) all choses in action and causes of action; and (f) all trade secrets and other confidential information relating to the business of a Borrower, including by way of illustration and not limitation, systems and techniques for the analysis, diagnosis and correction of malfunctions of products used by a Borrower's customers; the names and addresses of, and credit and other business information concerning, a Borrower's past, present or future customers; the prices that a Borrower obtains for its services or at which it sells merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the sale and design of equipment, components, devices, services and products furnished by a Borrower; information concerning suppliers of a Borrower; and information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by a Borrower of its business not generally known by the public.

         "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(c) any flammable substances or explosives or any radioactive materials; and
(d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "Indebtedness," as applied to any Person, means: (a) all indebtedness for borrowed money, whether by loan or issuance of debt securities; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (d) any obligation owed for all or any part of the deferred purchase price of property acquired by or services rendered to Borrowers if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements constitute Contingent Obligations and not Indebtedness.

         "Indemnified Liabilities" has the meaning assigned to that term in subsection 12.2.

         "Indemnitee" has the meaning assigned to that term in subsection 12.2.

         "Instruments" means all "instruments," "chattel paper" or "letters of credit" (each as defined in the UCC) including, but not limited to, promissory notes, drafts, bills of exchange and trade acceptances.

         "Intellectual Property" shall mean collectively all of the following:
(a) rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all patents and patent applications; (c) all certification marks, collective marks, service marks, trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith; (d) all licenses of the foregoing; (e) all renewals of any of the foregoing; (f) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;
(g) the right to sue for past, present and future infringements of any of the foregoing; (h) all goodwill associated with any of the foregoing; and (h) all rights corresponding to any of the foregoing throughout the world.

         "Interest Expense," as applied to any Person, means the aggregate of all interest paid or accrued by such Person, including, without limitation, all interest, fees and costs payable with respect to Indebtedness (other than fees and costs that may be capitalized as transaction costs in accordance with
GAAP), all as determined in accordance with GAAP.

         "Interest Expense Coverage," as applied to any Person, means for any period, such Person's OCF for that period divided by Interest Expense for that period.

         "Interest Period" has the meaning assigned to that term in subsection 2.2(A).

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect any Person against fluctuations in interest rates.

         "Inventory" means all "inventory" (as defined in the UCC) and real estate held for sale in the ordinary course of business of Borrowers.

         "Investment," as applied to any Person, means (a) any direct or indirect purchase or other acquisition by such Person of any beneficial interest in, including stock, partnership interest or other Securities of, any other Person (other than a Person that prior to the relevant purchase or acquisition was a Subsidiary of such Person) or (b) any direct or indirect loan, advance or capital contribution by such Person to any other Person (other than a Subsidiary of such Person), including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

         "Lender" initially means Heller Financial, Inc. and shall include each Person that becomes a lender pursuant to subsection 11.1 and the successors and assigns of Heller Financial, Inc. and each such Person.

         "LIBOR Rate" means, for each Interest Period, a rate of interest determined by Agent equal to: (a) the rate of interest determined by Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, provided that if at least two such offered rates appear on the Reuters Screen LIBO Page in respect of such Interest Period, the arithmetic mean of all such rates will be the rate used, provided, further, that if fewer than two offered rates appear or if Reuters ceases to provide LIBOR quotations, such rate shall be the rate of interest at which deposits in U.S. dollars are offered for the relevant Interest Period by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Chemical Bank to prime banks in the London interbank market, divided by (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

         "LIBOR Rate Loan" means a Loan bearing interest at a rate determined by reference to the LIBOR Rate.

         "LIBOR Rate Loan Request" means a written request for a LIBOR Rate Loan substantially in the form of Exhibit F.

         "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

         "Loan" means the Term Loan or a Revolving Loan, and "Loans" means, collectively, the Term Loan and the Revolving Loans.

         "Loan Account" has the meaning assigned to that term in subsection 2.6.

         "Loan Documents" mean, collectively, this Agreement, the Notes, the Security Documents and all other instruments, documents and agreements delivered concurrently herewith or at any time hereafter to or for the benefit of Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, supplemented or modified from time to time.

         "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

         "Lock Box" has the meaning assigned to that term in subsection 6.1(B).

         "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrowers taken as a whole or (b) the impairment of the ability of any party (other than Lender) to perform its obligations under any Loan Document to which it is a party or of Lender to enforce or collect any of the Obligations.

         "Maximum Rate" has the meaning assigned to that term in subsection 2.2(C).

         "Maximum Revolving Loan Amount" means on any date, the lesser of (a) the Revolving Loan Commitment and (b) (i) 4 times Borrowers' consolidated Pro Forma EBIDAT as of the most recent month-end for which Borrowers have delivered to Lender their monthly financial statements as required by this Agreement, computed for the Trailing Twelve-Month Period ending on such month-end, less
(ii) Borrowers' consolidated Indebtedness as of such date of determination (including any Indebtedness assumed in an Acquisition).

         "MHI" means MHI Group, Inc., a Florida corporation, and its successors and permitted assigns.

         "MHI Capital Stock" means the common stock of MHI, $0.40 par value per share and the MHI Preferred Stock.

         "MHI Preferred Stock" means MHI's non-voting Class E Junior Convertible Preferred Stock, $1.00 par value per share.

         "Mortgage" means each of the mortgages, deeds of trust, deeds to secure debt, leasehold mortgages, leasehold deeds of trust, leasehold deeds to secure debt, collateral assignments of leases or other real estate security documents delivered to Lender with respect to Mortgaged Property or Additional Mortgaged Property, all in form and substance satisfactory to Lender.

         "Mortgage Policies" means ALTA lender's title insuring policies issued by title insurers reasonably satisfactory to Lender and in form, substance and amounts reasonably satisfactory to Lender.

         "Mortgaged Property" means each parcel of real property on which Lender has a Mortgage as of the Closing Date.

         "Multi-employer Plan" means a "multi-employer plan" as defined in section 4001(a)(3) of ERISA under which a Borrower or any of its Subsidiaries is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six years.

         "Net Income (Loss)," as applied to any Person, means, for any period, such Person's net income (or loss) after income and franchise taxes determined in conformity with GAAP, but excluding: (a) the income of any other Person (other than Wholly-Owned Subsidiaries of such Person) in which such Person or any of its Wholly-Owned Subsidiaries has an ownership interest, unless received by such Person or its Wholly-Owned Subsidiary in a cash distribution; (b) any after-tax gains or losses attributable to Asset Dispositions; and (c) to the extent not included in clauses (a) and (b) above, any after-tax extraordinary non-cash gains or extraordinary non-cash losses, provided that utilization of net operating loss carryforwards will not be treated as an extraordinary non-cash gain.

         "Net Proceeds" means proceeds received by a Borrower or any of its Subsidiaries in cash from any Asset Disposition (including, without limitation, payments under notes or other debt securities received in connection with any Asset Disposition and insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or a part of such property), net of: (a) the costs of such sale, lease, transfer or other disposition; (b) any tax liability arising from such transaction; and (c) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien on the asset or property disposed.

         "Net Worth," as applied to any Person, means as of the date of any determination thereof, such Person's total assets less such Person's total liabilities (as such terms are defined under GAAP but excluding accumulated amortization of such Person's goodwill) less any increase in Net Worth arising from transactions (other than transactions pursuant to which such Person receives an infusion of capital or cancellation of indebtedness other than for consideration) consummated following the Original Closing Date except as arising from Net Income.

         "Note" means the Term Note or Revolving Note, and "Notes" means both the Term Note and the Revolving Note.

         "Notice of Borrowing" means a notice with respect to a proposed borrowing substantially in the form of Exhibit E.

         "Obligations" means all obligations, liabilities and indebtedness of every nature of each Borrower from time to time owed to Lender under the Loan Documents including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

         "OCF," means, for any period, Borrowers' consolidated EBIDAT for the period, minus all Capital Expenditures, minus increases (or plus decreases) in Borrowers' "Merchandise Trust Funds" and "Pre-Need Funeral Trust Funds" during such period, minus increases (or plus decreases) in Borrowers' notes receivable related to Pre-Need Sales during such period, plus increases (or minus decreases) in Borrowers' deferred revenue liability during such period for pre-need funeral sales, plus any increases in Borrowers' accrued merchandise liability during such period, and minus any decreases in Borrowers' accrued merchandise liability during such period.

         "Original Closing Date" means October 9, 1992.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "Pension Plan" means any Employee Benefit Plan (other than a Multi-employer Plan) that is subject to the provisions of section 302 or Title IV of ERISA or section 412 of the IRC and that (a) is maintained for employees of a Borrower or any of its Subsidiaries or (b) has at any time within the preceding six years been maintained for the employees of a Borrower or any of its current or former Subsidiaries.

         "Permitted Encumbrances" means the following types of Liens:

                 (a) Liens (other than Liens relating to Environmental Claims or imposed under ERISA that exceed $50,000) for taxes, assessments or other governmental charges not yet due and payable;

                 (b) Statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law that are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or that are being contested in good faith, provided that a reserve or other appropriate provision shall have been made therefor;

                 (c) Liens (other than Liens imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                 (d) Deposits, in an aggregate amount not to exceed $100,000, made in the ordinary course of business to secure liabilities to insurance carriers;

                 (e) Any attachment or judgment Lien not constituting an Event of Default under subsection 10.1(I) of this Agreement;

                 (f) Easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of a Borrower or any of its Subsidiaries and not lessening in any material respect the value of such property being encumbered;

                 (g) Any interest or title of a lessor or sublessor under any lease permitted by this Agreement;

                 (h) Liens arising from filing UCC financing statements regarding leases permitted by this Agreement;

                 (i)      Liens in favor of Lender;

                 (j)      Liens securing Permitted Purchase Money Indebtedness;

                 (k) Liens existing on the date hereof to the extent set forth on Schedule 1.1; and

                 (l) Liens securing other Indebtedness up to an aggregate amount outstanding at any time not in excess of $200,000.

         "Permitted Purchase Money Indebtedness" means Purchase Money Indebtedness of Borrowers incurred after the Original Closing Date at a time when an Event of Default is not then in existence

                 (a) that is secured by a Lien at all times confined solely to the tangible personal property the purchase price of which was financed through the incurrence of such Purchase Money Indebtedness;

                 (b) the aggregate principal amount of which does not exceed an amount equal to 100% of the lesser of

                          (i) the cost (including the principal amount of such Indebtedness, whether or not assumed) of the tangible personal property subject to such Lien, and

                          (ii) the fair value of such tangible personal property at the time of its acquisition, except that on new property for which there is a readily determinable market, fair value shall equal cost; and

                 (c) which, when aggregated with the principal amount of all such Indebtedness and Capital Lease obligations of Borrowers incurred during any Fiscal Year of Borrowers, does not exceed $400,000.

         "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Pledge Agreement" means the Stock Pledge Agreement dated October 9, 1992, executed and delivered by MHI, with respect to the capital stock of each of its Subsidiaries, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "Pro Forma Cost Reduction" means (a) with respect to Acquisitions made by Borrowers prior to the Closing Date, the estimated amount of cost savings attributable to operational efficiencies expected to be created by Borrowers, as calculated by Borrowers, and as determined to be acceptable to Lender in its reasonable discretion, for the portion of the year ending April 30, 1995 which has not yet elapsed as of the date of determination of Pro Forma EBIDAT, and
(b) with respect to any Acquisition made by Borrowers after the Closing Date, if requested by Borrowers pursuant to the succeeding sentence, the estimated amount of cost savings attributable to operational efficiencies expected to be created by Borrowers with respect to the Target acquired in such Acquisition, as calculated by Borrowers and acceptable to Lender in its reasonable discretion, for the number of months which have not elapsed during the period
(i) commencing on the last day of the month preceding the consummation of such Acquisition for which financial statements were available and (ii) ending on the first anniversary of the date determined pursuant to clause (i). If Borrowers wish to have, with respect to any Target proposed to be acquired by Borrowers after the Closing Date, the estimated amount of cost savings attributable to operational efficiencies expected to be created by Borrowers with respect to such Target, treated as part of the term Pro Forma Cost Reduction (pursuant to clause (b) above), then Borrowers will so notify Lender in writing, and Lender will endeavor, within five (5) Business Days after the receipt of any such notice, to advise Borrowers of the amount of cost savings which Lender is willing to consider as Pro Forma Cost Reductions pursuant to clause (b) above.

         "Pro Forma EBIDAT" means, for any Trailing Twelve-Month Period, Borrowers' consolidated EBIDAT for such Trailing Twelve- Month Period, adjusted for non-recurring expenses or income (to the extent not already reflected in the computation of Net Income), plus effective upon the consummation of any Acquisition of any Target, the amount determined by Lender, in its reasonable discretion, based upon and derived from projections delivered by Borrowers to Lender and taking into consideration Pro Forma Cost Reductions, to be the Target's EBIDAT for such Trailing Twelve-Month Period. In the Trailing Twelve-Month Period immediately following the consummation of an Acquisition, each month's pro forma component of Trailing Twelve-Month Period EBIDAT would be replaced by the actual EBIDAT achieved during that month until such time as all of the pro forma components of Trailing Twelve-Month EBIDAT have been replaced with actual EBIDAT. Effective upon the consummation of any Asset Disposition, Trailing Twelve-Month Period Pro Forma EBIDAT shall be adjusted to remove the impact of the segment of the business of Borrowers which is subject to such Asset Disposition.

         "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

         "Projections," as applied to any Person, means such Person's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a division by division and Subsidiary by Subsidiary basis and otherwise consistent with such Person's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

         "Purchase Money Indebtedness" means

                 (a) Indebtedness created to finance the payment of all or any part of the purchase price of any personal property,

                 (b) any Indebtedness incurred at the time of or within 10 days prior to or after the acquisition of any tangible personal property for the purpose of financing all or any part of the purchase price thereof, and

                 (c) any renewals, extensions or refinancings of the foregoing, but not any increases in the principal amounts thereof outstanding at the time.

         "Purchase Price" means, with respect to an Acquisition, the total amount that in accordance with GAAP is to be capitalized on the acquiring Borrower's balance sheet.

         "Reportable Event" means any of the events described in section 4043 of ERISA.

         "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of a Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of a Borrower or any of its Subsidiaries now or hereafter outstanding, except for redemptions, conversions and exchanges payable solely in shares of common stock; (c) any payment or prepayment of principal of, premium, if any, or interest on, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Indebtedness; and (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of a Borrower or any of its Subsidiaries now or hereafter outstanding.

         "Revolving Loan" means all Loans made pursuant to subsection 2.1(B) and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

         "Revolving Loan Commitment" means $22,375,000.

         "Revolving Note" means the promissory note of Borrowers issued pursuant to subsection 2.1(E)(1), together with any promissory note replacing, supplementing or extending such note.

         "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Security Documents" means all instruments, documents and agreements executed by or on behalf of a Borrower or any other Person to guaranty or provide collateral security with respect to the Obligations and other transactions contemplated by this Agreement including, without limitation, the Pledge Agreement, the Mortgages and all instruments, documents and agreements executed pursuant to any Security Document, all as amended, supplemented or modified from time to time.

         "Security Interests" means the security interests granted pursuant to subsection 5.1, as well as all other security interests granted, created or assigned as additional security for the Obligations pursuant to the provisions of this Agreement and the Security Documents.

         "Subordinated Indebtedness" means all Indebtedness of either Borrower or any of its Subsidiaries that is expressly subordinated in right of payment to the Obligations.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

         "Target" means the business unit that Borrowers propose to acquire in connection with an Acquisition.

         "Term Loan" means the Term Loan made pursuant to subsection 2.1(A)(1).

         "Term Loan Commitment" means $12,625,000.

         "Term Note" means the promissory note of Borrowers issued pursuant to subsection 2.1(E)(2), together with any promissory note replacing, supplementing or extending such note.

         "Termination Date" means January 31, 2000.

         "Termination Event" means (a) a Reportable Event with respect to any Pension Plan; (b) the withdrawal of a Borrower or any of its Subsidiaries from a Pension Plan during a plan year in which a Borrower or any of its Subsidiaries was a "substantial employer" as defined in section 4001(a)(2) or an event requiring disclosure under section 4062(e) of ERISA; (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under section 4041 of ERISA; (d) the institution of proceedings to terminate, or to appoint a receiver with respect to, a Pension Plan; (e) any event or condition that would constitute grounds under section 4042(a) of ERISA for the termination of, or appointment of a trustee to administer, any Pension Plan; or
(f) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA with respect to any Pension Plan.

         "Trailing Twelve-Month Period" shall mean, at any time the twelve (12) month period immediately preceding the date of such calculation.

         "Transmittal Letter" means the report delivered by MHI or FSAG to each Trust Fund trustee setting forth the payments due and amounts that may be withdrawn by MHI or FSAG from each Trust Fund.

         "Trust Fund" means each trust fund required by applicable law to be maintained by FSAG or MHI or any of their Subsidiaries in connection with the sale of pre-need funeral services contracts and cemetery plots, including, without limitation, any "Care and Maintenance Trust Fund," "Merchandise Trust Fund," "Pre-Construction Trust Fund" or "Pre-Need Funeral Trust Fund."

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

         "Wholly-Owned Subsidiary," as applied to any Person, means each Subsidiary in which such Person or one or more Wholly-Owned Subsidiaries of such Person owns all of the outstanding capital stock or equity interests.

         "Working Capital Loan" means an advance of the Revolving Loan made to finance Borrowers' working capital requirements.


1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement

         For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to this Agreement (unless otherwise specified herein) shall be prepared in accordance with GAAP as in effect at the time of such preparation. In the event that any "Accounting Changes" (as defined below) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Borrowers and Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. "Accounting Changes" means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions); (b) changes in accounting principles recommended and implemented by Borrowers' certified public accountants; and (c) changes in the determination of Borrowers' net book value or amortization and depreciation thereof resulting from (i) the application of purchase accounting principles under A.P.B. 16 and/or 17 and EITF-16 and (ii) the application of the accounting principles set forth in FASB 109.

1.3      Other Definition Provisions

         References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; reference to "writing" includes printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include," unless followed by the word "only," shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.


                                   SECTION 2

                           AMOUNTS AND TERMS OF LOANS

2.1      Loans

         (A) Term Loan. On the Closing Date, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Lender agrees to continue the Original Term Loan in the amount of the Term Loan Commitment. The Original Term Loan, the terms of which are amended as provided herein, shall be the Term Loan hereunder. Repayments of the Term Loan may not be reborrowed. The entire principal amount of the Term Loan shall be due and payable in full in one payment on the Expiry Date.

         (B)     Revolving Loan.

                 (1) Agreement to Lend. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrowers herein set forth, Lender agrees to make loans to Borrowers, from time to time during the period from the Closing Date to and excluding the Expiry Date. The aggregate outstanding principal amount of the Revolving Loan (including the unpaid principal amount of the Revolving Loan outstanding under the Original Credit Agreement) shall not exceed at any time the Maximum Revolving Loan Amount. Advances of the Revolving Loan that are repaid by Borrowers may be reborrowed as advances under the Revolving Loan subject to the terms and conditions of this Agreement.

                 (2) Use of Proceeds. Borrowings of the Revolving Loan made after the Closing Date shall be used solely for the purposes of financing Acquisitions that are permitted hereunder and Borrowers' working capital requirements.

                 (3) Other Relationships. Borrowers acknowledge and agree that Heller has entered into certain financing agreements and agreed to extend certain credit facilities to Prime Holdings, Inc., a subsidiary of Prime Succession, Inc. ("Prime") and Hamilton Funeral Service Centers ("HFSC"), certain competitors of Borrowers. A portion of the credit facilities provided to Prime and HFSC consist of acquisition loan facilities to finance all or a portion of the purchase price of acquisitions by Prime and HFSC, or their affiliates, of funeral homes and/or cemetery businesses. Borrowers, Prime and HFSC may be interested in acquiring, and may make offers with respect to, the same Target and each may seek

Lender's approval for such Acquisition. Borrowers (i) are fully aware of the foregoing, (ii) recognize the possible conflict of interest, (iii) consent to the foregoing and (iv) acknowledge that Lender may disapprove a potential Acquisition hereunder while at the same time grant to Prime or HFSC approval thereof, provided that, in order to avoid unduly influencing the outcome of any such competitive bidding process, if the Lender shall have become obligated or shall have agreed to finance any such potential Acquisition by Prime or HFSC, the Lender will not unreasonably withhold its consent to a request by the Borrowers for approval of the financing of such Acquisition as an Excess Acquisition pursuant to subsection 9.19, provided that such potential Acquisition meets all of the General Criteria. Borrowers hereby waive and release the Lender from all claims, causes of action, demands, obligations and liabilities relating to or arising out of any action taken, or not taken, in good faith in accordance with the terms of this Agreement in connection with any such potential Acquisition.


         (C)     Repayment of Revolving Loan.

         The principal amount of the Revolving Loan shall be due and payable in full on the Expiry Date.

         (D)     Borrowing Procedures.

         Loans made on any Funding Date shall be in a minimum principal amount of One Hundred Thousand Dollars ($100,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess of that amount, except for Acquisition Loans, which shall be in the amount necessary to consummate the applicable Acquisitions. When Borrowers desire to borrow under this subsection 2.1, it shall deliver to Lender a fully and properly completed Notice of Borrowing no later than 11:00 a.m. (Chicago time) at least (i) one (1) Business Day in advance of the proposed Funding Date. In lieu of delivering the above described Notice of Borrowing, Borrowers may give Lender telephonic notice by the required time of the proposed borrowing; provided, that such notice shall be promptly, and in any event within one (1) Business Day, confirmed in writing by delivery of a Notice of Borrowing to Lender. Lender shall not incur any liability to Borrowers for acting upon any telephonic notice that Lender believes in good faith to have been given by a duly authorized officer of Borrowers or such other person authorized to borrow on behalf of Borrowers or for otherwise acting in good faith under this subsection 2.1(D). The making of any advance pursuant to telephonic notice shall constitute a Loan under this Agreement. Each such advance to Borrowers under the Revolving Loan shall, on the Funding Date, be deposited in immediately available funds, in such account as Borrowers may from time to time designate to Lender in writing.

         (E)     Notes.

         Borrowers shall execute and deliver to Lender: (1) a Revolving Note substantially in the form of Exhibit A to evidence the Revolving Loan, as amended hereby, such

Revolving Note to be in the principal amount of the Revolving Loan Commitment and with other appropriate insertions and (2) a Term Note substantially in the form of Exhibit B, with appropriate insertions, in the principal amount of the Term Loan Commitment. In the event of an assignment under subsection 11.1, Borrowers shall, upon surrender of the assigning Lender's Notes, issue new Notes to reflect the new Commitments of the assigning Lender and its assignee.

2.2      Interest

         (A) Rates of Interest. Subject to the provisions of subsection 2.2(B), (a) the Revolving Loan shall bear interest at a floating rate per annum equal to the sum of the Base Rate plus one percent (1%) or the LIBOR Rate plus three and one-quarter percent (3.25%), as selected pursuant to subsection 2.2(E), and (b) the Term Loan shall bear interest at a floating rate per annum equal to the sum of the Base Rate plus one and one-half percent (1.50%) or the LIBOR Rate plus three and three-quarters percent (3.75%), as selected pursuant to subsection 2.2(E).

         LIBOR Rate Loans may be obtained for a one, two, three, or six (6) month period (each being an "Interest Period") provided that: (a) the interest is calculated from the date the Loan is made, (b) if the Interest Period expires on a day that is not a Business Day, then it will expire on the next Business Day, (c) no Interest Period shall extend beyond the Termination Date.

         If the introduction of or the interpretation of any law, rule, or regulation would increase the reserve requirement and as a result there would be an increase in the cost of making or maintaining a LIBOR Rate Loan, then Agent shall submit a certificate demonstrating the impact of the increased cost and require payment thereof within ten (10) days from the Borrower. There are no limitations on the number of times such certificate may be submitted.

         (B) Default Rate of Interest. After the occurrence of an Event of Default and for so long as such Event of Default continues, the Loans and all other Obligations shall bear interest until paid in full at a rate per annum that is two percent (2.0%) in excess of the rate of interest otherwise payable on such Loans or other Obligations under this Agreement. Furthermore, during any period in which any Event of Default exists, and is continuing, as the then current Interest Periods for LIBOR Rate Loans expire such Loans shall be converted into Base Rate Loans and the LIBOR Rate election will not be available to the Borrower until all Events of Default are cured or waived.

         (C) Computation and Payment of Interest. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. The date of funding a Base Rate Loan, the first day of an Interest Period with respect to a LIBOR Rate Loan and the date of conversion of a LIBOR Rate Loan to a Base Rate Loan shall be included in the calculation. The date of payment of a Base Rate Loan, the last day of an

Interest Period with respect to a LIBOR Rate Loan and the date of conversion of a Base Rate Loan to a LIBOR Rate Loan shall be excluded in the calculation. If a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Base Rate Loans and all other Obligations (other than LIBOR Rate Loans) shall be payable monthly in arrears on the first Business Day of the month following the Closing Date and the first Business Day of each month thereafter, on the date of any prepayment of Loans and at maturity, whether by acceleration or otherwise. Interest on LIBOR Rate Loans shall be payable on the last day of the applicable Interest Period, unless the Interest Period is greater than three (3) months, in which case interest will be payable on the last day of each three (3) month interval, and also shall be payable on the date of any prepayment of such Loans and at maturity, whether by acceleration or otherwise. Upon Borrowers' request from time to time, Lender shall notify Borrowers of the Base Rate in effect as of the date and during the period specified in such request.

         (D) Interest Laws. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrowers shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) Borrowers shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, subject to the provisions of applicable law, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) Borrowers shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligation shall remain at the Maximum Rate until Lender shall have received the amount of interest that Lender would have received during such period on such Obligation had the rate of interest not been limited to the Maximum Rate during such period.

         (E) LIBOR Rate Election. All Loans outstanding as of the Closing Date shall be Base Rate Loans unless Borrower shall have delivered a LIBOR Rate Loan Request not less than three (3) Business Days prior to the Closing Date requesting that all or a portion of such outstanding Loans be LIBOR Rate Loans. After the Closing date, Borrowers may request that Revolving Loans to be made be LIBOR Rate Loans and that portions of outstanding Loans be converted to LIBOR Rate Loans. All LIBOR Rate Loans require three (3) Business Days notice. Any such request, which will be made by submitting a

LIBOR Rate Loan Request to Lender, shall pertain to Loans in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess thereof. Once given, a LIBOR Rate Loan request shall be irrevocable and Borrowers shall be bound thereby. Upon the expiration of an Interest Period, in the absence of a new LIBOR Rate Loan request submitted to Lender not less than three (3) days prior to the end of such Interest Period, the LIBOR Rate Loan then maturing shall be automatically converted to a Base Rate Loan. There may be no more than five (5) LIBOR Rate Loans having different Interest Periods outstanding at any one time.

2.3      Fees

         (A) Closing Fee. Borrowers shall pay to Lender a closing fee in the amount of $350,000, $175,000 of which shall be payable on the Closing Date, and $175,000 of which shall be due and payable on the earlier of (a) the date of any prepayment in full of the Loans or (b) the first anniversary of the Closing Date. The closing fee shall be fully earned by Lender on the Closing Date and shall not be subject to proration or rebate upon the termination of this Agreement.

         (B) Unused Line Fee. From the Closing Date, Borrowers shall pay Lender a fee in an amount equal to the Revolving Loan Commitment less the sum of the average daily balance of the Revolving Loan multiplied by three-eights of one percent (0.375%) per annum during the first Loan Year, and one-half percent (0.50%) per annum thereafter. Such fee is payable monthly in arrears on the first day of each month, commencing March 1, 1995.

         (C) Administration Fee. Borrowers shall pay Lender an administration fee of $10,000 for each Acquisition for which Lender's consent is required hereunder, payable on the closing date of such Acquisition, to compensate Lender for administrative and legal documentation costs it incurs in connection therewith.

         (D) Termination Fee. If during the first two (2) Loan Years, Borrowers for any reason make a voluntary prepayment of the Obligations in whole, Borrowers shall pay Lender as liquidated damages and compensation for the costs of being prepared to make funds available to Borrowers under this Agreement, and not as a penalty, an amount determined by multiplying the percentage set forth below by the sum of the outstanding principal balance of the Term Loan at the date of such prepayment plus the amount of the Revolving Loan Commitment.

               Loan Year When
               Prepayment Made                       Prepayment Fee
               ---------------                       --------------
                     1                                     2.0%
                     2                                     1.0%

         (E) LIBOR Breakage Fee. Upon any payment of a LIBOR Rate Loan on any day that is not the last day of the Interest Period applicable to that Loan (regardless of the source of such prepayment and whether voluntary or otherwise), in addition to any other termination or prepayment fees due from Borrower, Borrower shall pay a breakage fee as provided on Exhibit I (to compensate Lender for the administrative costs associated with such prepayment).

2.4      Payments and Prepayments

         (A) Manner and Time of Payment. All payments by Borrowers of the Obligations shall be made without deduction, defense, set-off or counterclaim and in same day funds and delivered to Lender by wire transfer to Lender's account, ABA No. 0710-0001-3, Account No. 55-00540 at The First National Bank of Chicago, One First National Plaza, Chicago, IL 60670, Reference: Heller Corporate Finance Group, for the benefit of MHI Group, Inc. or at such other place as Lender may direct from time to time by notice to Borrowers. Borrowers shall receive credit for such funds on the date received if Borrowers have given Lender telephonic notice by 9:00 a.m. (Chicago, Illinois time) of the transfer of such funds and such funds are received by Lender by 1:00 p.m. (Chicago, Illinois time) on such day. In the absence of timely notice and receipt, such funds shall be deemed to have been paid by Borrowers on the next succeeding Business Day after the date of receipt. In order to cause timely payment to be made to Lender of all Obligations as and when due, Borrowers hereby authorize and direct Lender, at Lender's option, to debit Borrowers' Loan Account (by increasing the principal balance of the Revolving Loan) when such Obligations become due. Solely for the purpose of calculating interest earned by Lender with respect to the Obligations, any check, draft or similar item by or for the account of Borrowers delivered to Lender shall be applied on account of the Obligations on the second Business Day after receipt thereof. Checks, drafts or other items of payment received after 1:00 p.m. (Chicago, Illinois time) shall be deemed to have been received on the following Business Day.

         (B) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

         (C)     Mandatory Prepayments.

                 (1) Revolving Loan Overadvance. At any time that the principal balance of the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrowers, upon written demand, shall immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Maximum Revolving Loan Amount.

                 (2) Prepayments from Asset Dispositions. Immediately upon receipt by a Borrower or any of its Subsidiaries of Net Proceeds of any Asset Disposition in excess of $100,000 for any single transaction or series of related transactions (it being understood that if the proceeds exceed $100,000, then the entire proceeds and not just the portion in excess of the foregoing amount shall be subject to this subsection), Borrowers shall prepay the Loans in an amount equal to the Net Proceeds of such Asset Disposition. Concurrently with the making of any such payment, Borrowers shall deliver to Lender a certificate of MHI's chief executive officer or chief financial officer demonstrating its calculations of the amount required to be paid.

         Notwithstanding the foregoing, to the extent that Borrowers have an accrued tax liability with respect to an Asset Disposition, or reasonably expect the proceeds of such Asset Disposition to be reinvested within six (6) months in productive assets of a kind then used or useable in the business of Borrowers, then Borrowers shall not be required to prepay the Loans by the amount of the tax liability or the amount to be reinvested; provided, however, that to the extent that Borrowers are not required to pay all or any portion of the accrued tax liability or fail to reinvest all such proceeds within such six
(6) month period, then Borrowers shall prepay the Loans by the amount that is not so paid or reinvested.

                 (3) Prepayments from Equity Offerings. In the event that a Borrower issues capital stock the net proceeds from which exceed $100,000, no later than the third Business Day following the date of receipt of such proceeds (other than (a) proceeds from the issuance of capital stock that are used or held for future use by Borrowers to pay the cost of Acquisitions, (b) proceeds from the issuance of capital stock to a Borrower or any of its Subsidiaries by any Person that was a Subsidiary of such Borrower immediately prior to such issuance and (c) proceeds from the exercise of options and warrants to purchase capital stock of MHI that were outstanding on the Original Closing Date, provided that the proceeds from such exercise are retained for use in Borrowers' business), Borrowers shall prepay the Loans in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith.

                 (4) Prepayment from Acquisition Document Proceeds. Immediately upon receipt by a Borrower of any amounts payable under or pursuant to any Acquisition Documents (other than amounts payable as a result of a claim by a Borrower for indemnification under the Acquisition Documents to the extent that the amounts so recovered are applied by Borrowers for the purpose of replacing, repairing or restoring any assets or properties of Borrowers, or satisfying claims made against Borrowers, or otherwise remedying or correcting the condition giving rise to the claim for indemnification or otherwise covering any fees or expenses incurred by Borrowers in obtaining such indemnification), Borrowers shall prepay the Loans in an amount equal to one hundred percent (100%) of such amounts. Concurrently with the making of any such payment, Borrowers shall deliver to Lender a certificate of MHI's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

                 (5) Prepayments From Pension Plan Reversion. Upon the return to a Borrower or any of its Subsidiaries of any surplus assets of any Pension Plan, Borrowers shall prepay the Loans in an amount equal to such returned surplus assets net of transaction costs

(including income, excise or other taxes) incurred in obtaining such return. Concurrently with the making of any such payment, Borrowers shall deliver to Lender a certificate of MHI's chief executive officer or chief financial officer demonstrating its calculation of the amount required to be paid.

         (D) Voluntary Prepayments. Borrowers' Obligations may, at any time upon not less than three (3) Business Days' prior notice to Lender, be prepaid in whole or in part. Prepayments in part shall be in the principal amount of $100,000 or an integral multiple thereof. Upon prepayment in full of the Obligations, the Revolving Loan Commitment shall terminate. After notice of prepayment is given, all Obligations as to which such notice of prepayment has been given, including any fees due under subsection 2.3(D) or (E), shall become due and payable on the prepayment date specified in such notice.

         (E) Application of Proceeds of Prepayments. All mandatory prepayments of the Loans shall be applied first to the outstanding principal of the Revolving Loan and second to the outstanding principal of the Term Loan.

2.5      Term of this Agreement

         This Agreement shall be effective until the Expiry Date, provided that all of the Lender's rights and remedies under the Agreement shall survive any such termination until all the Obligations under this Agreement and the other Loan Documents have been finally paid in full. Upon termination of this Agreement, all Obligations shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Lender shall be entitled to retain the Security Interests in and Liens upon all Collateral, and even after payment of all Obligations hereunder, Borrowers' joint and several obligation to indemnify Lender in accordance with the terms hereof shall continue.

2.6      Borrowers' Loan Accounts and Statements

         Lender shall maintain for Borrowers a loan account (the "Loan Account") on its books to record: (a) all Loans to Borrowers; (b) all payments made by Borrowers; and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Obligations. All entries in Borrowers' Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. Borrowers jointly and severally promise to pay the amount reflected as owing by them under Borrowers' Loan Account (absent manifest error) and all other Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement. After the occurrence and during the continuance of an Event of Default, Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of Borrowers, and Borrowers hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations hereunder in such manner as Lender may deem advisable notwithstanding any previous entry by Lender upon the Loan Account or any other books and records.

         The balance in Borrowers' Loan Account, as set forth on Lender's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Lender by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrowers' joint and several obligation to pay the Obligations. Not more than twenty (20) days after the last day of each calendar month, Lender shall render to Borrowers a statement setting forth the principal balance of Borrowers' Loan Account and the calculation of interest due thereon. Each statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be presumed correct and binding upon Borrowers, and shall constitute an account stated unless, within thirty (30) days after receipt of such statement, Borrowers shall deliver to Lender their written objection thereto specifying the error or errors, if any, contained in such statement. In the absence of a written objection delivered to Lender as set forth above, Lender's statement of Borrowers' Loan Account shall be conclusive evidence against Borrowers of the amount of the Obligations.

2.7      Capital Adequacy and Other Adjustments

         In the event that Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then Borrowers shall from time to time within fifteen
(15) days after notice and demand from Lender (together with the certificate referred to in the next sentence) pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes.

2.8      Taxes

         Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed in connection with the transactions contemplated hereby (collectively, "tax liabilities") excluding taxes imposed on the net income of Lender by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Lender's applicable lending office or any political subdivision thereof. If Borrowers shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. Borrowers hereby jointly and severally indemnify and agree to hold Lender harmless from and against all tax liabilities.


                                   SECTION 3

                              CONDITIONS TO LOANS

         The obligations of Lender to make Loans are subject to satisfaction of all of the conditions set forth below.

3.1      Conditions to Effectiveness

         The effectiveness of this Agreement is subject to the prior or concurrent satisfaction of the conditions set forth below.

         (A) Fees. Borrowers shall have paid the portion of the closing fee that is due and payable on the Closing Date pursuant to subsection 2.3(A).

         (B) Performance of Agreements. Borrowers shall have performed in all material respects all agreements that this Agreement provides shall be performed on or before the Closing Date except as otherwise agreed to in writing by Lender.

         (C) Opinions of Counsel. Lender shall have received an executed original of the favorable written opinion of Douglass, Powell & Rudolph, counsel for Borrowers, and such local counsel as Lender may request, in form and substance reasonably satisfactory to Lender and its counsel, dated as of the Closing Date, and setting such matters as Lender may reasonably request.

         (D) Borrower Documents. On or before the Closing Date, Borrowers shall deliver or cause to be delivered to Lender the documents listed below, each, unless otherwise noted, dated the Closing Date, duly executed, in form and substance reasonably satisfactory to Lender and in quantities designated by Lender (except for the Notes, of which only the originals shall be signed).

                          (1) Agreement, Notes. This Agreement, the Term Note and the Revolving Note.

                          (2)  Confirmation of Pledge Agreement.  A
                 confirmation regarding the continuing validity of the Pledge Agreement.

                          (3) Officer's Certificate. Certificates executed by the chief executive officer and chief financial officer of Borrowers stating that: (a) on such date, no Default or Event of Default has occurred and is continuing; (b) no material adverse change in the Collateral or the financial condition or operations of the business of Borrowers or any of their Subsidiaries or the projected cash flow of Borrowers or any of their Subsidiaries has occurred since April 30, 1994; (c) the representations and warranties set forth in Section 4 are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date; and (d) Borrowers on such date are in compliance with all the terms and provisions set forth in this Agreement on its part to be observed and performed.

                          (4) Solvency Certificate. A certificate of Borrowers' chief financial officer certifying that, after giving effect to the execution and delivery of this Agreement, each Borrower is solvent.

                          (5) Charter and Good Standing. Certified copies of the articles of incorporation of each Borrower as in effect on the Closing Date together with good standing certificates from the state of its incorporation, from the state in which its principal place of business is located and from all states in which the laws thereof require Borrowers to be qualified and/or licensed to do business, each to be dated a recent date prior to the Closing Date.

                          (6) Bylaws. Copies of the bylaws of each Borrower certified as of the Closing Date by its corporate secretary or an assistant secretary.

                          (7) Resolutions. Resolutions of the Board of Directors of each Borrower approving and authorizing the execution, delivery and performance of the Loan Documents to which Borrowers are parties, certified as of the Closing Date by such Borrower's corporate secretary or an assistant secretary as being in full force and effect without modification or amendment.

                          (8)  Incumbency Certificates.  Signature and
                 incumbency certificates of the officers of each Borrower executing the Loan Documents.

                          (9) Other Borrower Documents. Such other documents respecting Borrowers or any of their Subsidiaries as Lender may reasonably request.

         (E) Other Documents. Borrowers shall have delivered such other documents as Lender may reasonably request, including, without limitation, evidence that the consents described in subsections 4.2(B) and (C) have been obtained.

3.2      Conditions to All Loans

         The obligations of Lender to make Loans on each Funding Date are subject to the further conditions precedent set forth below.

         (A) In the case of a Working Capital Loan or an Acquisition Loan, Lender shall have received a Notice of Borrowing in compliance with subsection 2.1(D).

         (B) In the case of an Acquisition Loan, (1) Lender shall have received all of the documents and information required by subsection 7.15 with respect to the Acquisition; (2) the Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the Acquisition is required to occur) except with the prior written consent of Lender; (3) none of the parties to any of the Acquisition Documents shall have failed to perform any material obligation or covenant required by such Acquisition Document to be performed or complied with by it on or before the Funding Date; (4) if the Acquisition is an Excess Acquisition or Lender's consent thereto otherwise is required hereunder, then Lender shall have given its written consent thereto; and (5) Lender shall have received a certificate from MHI's chief executive or chief financial officer to the effect set forth in clauses (1), (2) and (3) above. In addition, upon Lender's request, all certificates, opinions and letters delivered to Borrower in connection with the Acquisition Documents and the Acquisition shall be addressed to Lender or accompanied by a written authorization from the person delivering such certificate, opinion or letter stating that Lender may rely on such document as though it were addressed to it.

         (C) In the case of an Acquisition Loan, Borrowers shall have delivered to Lender a collateral assignment to Lender of the seller's representations to Borrower under the Acquisition Documents and of its rights with respect to all of the seller's representations and indemnities under the Acquisition Documents, acknowledged by the seller.

         (D) The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrowers to Lender after the Closing Date and approved by Lender.

         (E) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Default.

         (F) Borrowers shall have performed in all material respects all agreements and satisfied all conditions that any Loan Document provides shall be performed by them on or before that Funding Date, including, without limitation, satisfying all reporting requirements hereunder.

         (G) No injunction or other restraining order shall have been issued and remain in effect and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the execution, delivery or performance of the Loan Documents.

         (H) The making of the Loans requested on such Funding Date shall not violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

         (I) There shall not be pending or, to the knowledge of Borrowers, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, letter of violation or arbitration against or affecting any Borrower or any of its Subsidiaries or any property of any Borrower or any of its Subsidiaries that has not been disclosed by Borrowers in writing to the extent required by subsections 4.7, 4.20 or 7.1(O), and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the reasonable opinion of Lender, would reasonably be expected to have a Material Adverse Effect.


                                   SECTION 4

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and to make Loans, Borrowers jointly and severally represent and warrant to Lender that the following statements are true, correct and complete:

4.1      Organization, Powers, Capitalization, Good Standing, Business and
Subsidiaries

         (A) Organization and Powers. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (which jurisdiction is set forth on Schedule 4.1(A)). Each Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document to which it is a party.

         (B) Capitalization. The authorized capital stock and number of outstanding shares of each class of capital stock of each Borrower is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of each Borrower are duly authorized and validly issued, fully paid, nonassessable, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from either Borrower of any shares of capital stock or other securities of such Borrower, except as set forth on Schedule 4.1(B).

         (C) Qualification. Each Borrower is duly qualified and in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing has not had and reasonably could not be expected to have a Material Adverse Effect. All jurisdictions in which each Borrower is qualified to do business are set forth on Schedule 4.1(C).

         (D) Conduct of Business. On the date hereof, Borrowers are engaged only in businesses of the type described on Schedule 4.1(D).

         (E) Subsidiaries. All of the Subsidiaries of each Borrower are identified on Schedule 4.1(E). The ownership of the capital stock of such Subsidiaries is identified on Schedule 4.1(E), and all such capital stock is duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens other than Liens in favor of Lender. Each Subsidiary of each Borrower is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation as set forth on
Schedule 4.1(E) and is duly qualified and in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing has not had and will not have a Material Adverse Effect. Each Subsidiary of each Borrower has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into any Loan Document to which it is a party and to carry out the transactions contemplated hereby and thereby.

4.2      Authorization of Borrowing; etc.

         (A) Authorization of Borrowing. Each Borrower has the corporate power and authority to incur the Indebtedness evidenced by the Notes. The execution, delivery and performance of each of the Loan Documents by each Borrower have been duly authorized by all necessary corporate and shareholder action.

         (B) No Conflict. The execution, delivery and performance by each Borrower of each Loan Document to which it is a party do not and will not: (1) violate any provision of law applicable to Borrowers, the certificate of incorporation or bylaws of either Borrower or any order, judgment or decree of any court or other agency of government binding on Borrowers; (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of either Borrower; (3) result in or require the creation or imposition of any material Lien upon any of the properties or assets of either Borrower (other than Liens in favor of Lender); or (4) require any approval or consent of any Person under any Contractual Obligation of either Borrower, except for (a) such approvals or consents to be obtained on or before the Closing Date and identified on Schedule 4.2(B) and (b) such violations, conflicts, breaches, Liens and defaults that would not have, and such approvals the absence of that would not have, a Material Adverse Effect.

         (C) Governmental Consents. The execution, delivery and performance by each Borrower of each Loan Document to which it is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for filings required in connection with the perfection of security interests granted pursuant to the Loan Documents, and other filings, authorizations, consents and approvals that have been made or obtained or the absence of which would not have a Material Adverse Effect.

         (D) Binding Obligation. This Agreement is, and the other Loan Documents, including, without limitation, the Notes, when executed and delivered will be, the legally valid and binding obligations of the Borrowers, each enforceable against the Borrowers in accordance with their respective terms.

4.3      Financial Condition

         All financial statements concerning Borrowers and their Subsidiaries that have been or will hereafter be furnished by Borrowers to Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

4.4      Indebtedness and Contingent Obligations

         As of the Closing Date, neither Borrower and none of their Subsidiaries has any Indebtedness or Contingent Obligations except as set forth on Schedule 4.4.

4.5      No Material Adverse Change; No Restricted Junior Payment

         Since April 30, 1994, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect with respect to Borrowers other than the events or changes contemplated by or disclosed in this Agreement. Neither Borrower has or will have, as of the Closing Date, directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed to do so except as permitted by subsection 9.5.

4.6      Title to Properties; Liens

         Each Borrower and each of their Subsidiaries has good, sufficient and legal title, subject to Permitted Encumbrances, to all their respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of Borrowers after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrowers or any of their Subsidiaries is lessee or lessor that would have a Material Adverse Effect. No effective financing statement or other form of Lien notice covering all or any part of any properties or assets of either Borrower or any of its Subsidiaries is on file in any recording office, except for those in favor of Lender and as disclosed on Schedule 4.6. Except as disclosed on
Schedule 4.6, none of the Collateral is in the possession of any bailee, warehouseman, agent or processor.

4.7      Litigation; Adverse Facts

         Except as set forth on Schedule 4.7, as of the date hereof there are no material judgments outstanding against either Borrower or affecting any material property of either Borrower nor is there any material action, charge, claim, demand, proceeding, suit, petition, governmental investigation, letter of violation or arbitration now pending or, to the best knowledge of Borrowers after due inquiry, threatened against or affecting either Borrower or any material property of either Borrower. Neither Borrower has received any notice that it is exposed to any liability or disadvantage that could reasonably be expected to result in any Material Adverse Effect. The actions, charges, claims, demands, proceedings, suits, petitions, investigations, letters of violation and arbitrations set forth on Schedule 4.7 will not, if adversely determined, result in any Material Adverse Effect. Neither Borrower is in default under any demand, award, judgment, order, decree, consent, conciliation agreement or settlement agreement the violation of which could reasonably be expected to result in a Material Adverse Effect.

4.8      Payment of Taxes

         Except to the extent permitted hereunder, all material tax returns and reports of each Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises that are shown on such returns as due and payable have been paid when due and payable. None of the United States income tax returns of either Borrower or of any of its Subsidiaries are under audit. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of each Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

4.9      Adverse Contracts

         Neither Borrower and none of their Subsidiaries is a party to nor is it or any of its property subject to or bound by any forward purchase contract, futures contract, labor agreement, covenant not to compete, confidentiality agreement, employment or consulting agreement, unconditional purchase, take-or-pay or other agreement that has a Material Adverse Effect.

4.10     Performance and Delivery of Agreements

         (A) Performance. Neither Borrower and none of their Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default or have a Material Adverse Effect.

         (B) Delivery. Borrowers have provided Lender accurate and complete copies of all of the following agreements or documents to which either Borrower or any of its Subsidiaries is subject as of the date hereof:

                 (i) leases of real property used as funeral homes or cemeteries;

                 (ii)     contracts or agreements with each Affiliate;

                 (iii) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Person; and

                 (iv) all management agreements, labor agreements, bonus compensation agreements and employment agreements.

4.11     Governmental Regulation

         Neither Borrower and none of their Subsidiaries is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur the Obligations or grant the Security Interest.

4.12     Employee Benefit Plans

         (A) Except as disclosed on Schedule 4.12, as of the date hereof, neither Borrower nor any of its Subsidiaries has maintained, contributed to or has any obligation under any Employee Benefit Plan.

         (B) Borrowers and each of their Subsidiaries are in material compliance with all applicable provisions of each Employee Benefit Plan, ERISA and the IRC and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the IRC has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt from taxation under Section 501(a) of the IRC. No material liability has been incurred or is reasonably expected to be incurred, and neither Borrowers nor any of their Subsidiaries has engaged in any transaction or has failed to take any action that could result in any material liability, by Borrowers or any of their Subsidiaries for any taxes, penalties, premiums or benefits with respect to any Employee Benefit Plan, other than the payment of benefits and the making of contributions in accordance with the terms of the Employee Benefit Plans.

         (C) No Termination Event has occurred or is reasonably expected to occur.

         (D) No Pension Plan has any accumulated funding deficiency (as defined in Section 412 of the IRC), without regard to any waiver granted under
Section 412 of the IRC, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has there been any event requiring any disclosure under Section 4063(a) of ERISA with respect to any Pension Plan.

         (E) With respect to each Pension Plan, the market value of assets equals or exceeds the present value of benefit liabilities as of the latest actuarial valuation date for such plan (but not prior to 12 months prior to the date hereof), determined in accordance with actuarial assumptions used by the PBGC in single-employer plan terminations, and since its last valuation date, there have been no amendments to such plan that materially increased the present value of accrued benefits.

         (F) Except as disclosed on Schedule 4.12, as of the date hereof, neither Borrower nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefit under any Employee Benefit Plan that is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in part 6 of title I of ERISA and
Section 4980B of the IRC, and such disclosed liability on Schedule 4.12 will have no Material Adverse Effect.

         (G) Borrowers have given to Lender true and complete copies of each Employee Benefit Plan and related trust agreement (including all amendments and commitments with respect to such plan or trust) that Borrowers or any of their Subsidiaries maintains or is committed to contribute to as of the date hereof.

         (H) No material proceeding, claim, lawsuit, audit or investigation is existing or, to Borrowers' knowledge, threatened concerning or involving any Employee Benefit Plan.

4.13     Location of Equipment and Inventory

         Each Borrower's Equipment and Inventory is located at one or more of the places specified on Schedule 4.13.

4.14     Office Locations; Fictitious Names

         (A) As of the date hereof, the chief place of business, the chief executive office and the office where Borrowers keep their books and records are located at the places specified on Schedule 4.14(A).

         (B) Borrowers do not do business and, as of the date hereof, have not done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule 4.14(B).

4.15     Perfection

         Upon recordation of applicable Mortgage amendments, Lender will have a valid, perfected and (except for the Permitted Encumbrances) first priority security interest in the Collateral, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

4.16     Accounts

         Except as set forth on Schedule 4.16, to the Borrowers' knowledge, each Borrower's Accounts constitutes the legally valid and binding obligation of the Person obligated to pay the same. No Person has any defense, set-off, claim or counterclaim against either Borrower that can be asserted against Lender, whether in any proceeding to enforce Lender's rights in the Collateral or otherwise except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Borrowers' Accounts.

4.17     Inventory

         All of each Borrower's Inventory is of good and merchantable quality, free from any defects; such Inventory is not subject to any licensing, patent, trademark, trade name or copyright agreement with any Person.

4.18     Intellectual Property

         Each Borrower and each of its Subsidiaries owns all Intellectual Property and is licensed to use or otherwise has the right to use, all technology, know-how and business information used in or necessary for the conduct of its business as currently conducted. All such Intellectual Property is identified on Schedule 4.18 and all such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. Except as disclosed in Schedule

4.18, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. Except as disclosed in
Schedule 4.18, the use of such Intellectual Property by the Borrowers or their Subsidiaries does not infringe on the rights of any Person or give rise to any liabilities on the part of Borrowers or any of their Subsidiaries.

4.19     Certain Fees

         Except as described on Schedule 4.19, no broker's or finder's fee or commission will be payable with respect to the transactions contemplated hereby. Borrowers shall and do jointly and severally indemnify, pay and hold Lender harmless from and against any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with any such offer, issuance and sale or any of the other transactions contemplated hereby and any expenses, including reasonable attorneys' fees, arising in connection with any such claim, demand or liability. No other similar fees or commissions will be payable by Borrowers for any other services rendered to Borrowers or any of their Subsidiaries ancillary to the transactions contemplated hereby.

4.20     Environmental Compliance

         (A) No Environmental Claims. Except as set forth on Schedule 4.20, to the knowledge of Borrowers after due inquiry, there are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials (collectively called "Environmental Claims") asserted, threatened against or affecting Borrowers or any of their Subsidiaries. No Borrower nor, to the knowledge of Borrowers after due inquiry, any other Person has caused or permitted any Hazardous Material to be used, generated, transported, released, treated, stored or disposed of in a manner that could form the basis for an Environmental Claim against a Borrower or any of its Subsidiaries. Except as set forth on Schedule 4.20, no Borrower nor any of its Subsidiaries has assumed any liability of any Person for cleanup, compliance or required Capital Expenditures in connection with any Environmental Claim. The items disclosed pursuant to this subsection 4.20(A) will not have a Material Adverse Effect.

         (B)     Compliance with Environmental Laws.  Except as set forth on
Schedule 4.20, Borrowers and each of their Subsidiaries have been and are currently in compliance with all applicable Environmental Laws, including, without limitation, obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws, and Borrowers and each of their Subsidiaries have been and are currently in compliance with all such permits, licenses and authorizations. The items disclosed pursuant to this subsection 4.20(B) will not have a Material Adverse Effect.

4.21     Employee Matters

         (A) Each Borrower and each of its Subsidiaries is in material compliance with all applicable federal, state and local employment laws and regulations, including laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, wage payment, unemployment insurance, immigration control, drug testing and worker's compensation, as in effect in all jurisdictions in which Borrowers or their Subsidiaries are presently doing business.

         (B) Except as set forth on Schedule 4.21, (A) none of the employees of either Borrower or any of its Subsidiaries is subject to any collective bargaining agreement, (B) no petition for certification or union election is pending with respect to the employees of either Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of either Borrower and (C) there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor practice charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workmen's compensation proceeding or other material labor/employee related controversies pending or, to the best knowledge of Borrowers after due inquiry, threatened between a Borrower or any of its Subsidiaries and any of its employees.

4.22     Fair Trade and Other Regulations

         (A) Borrowers and their Subsidiaries are in strict compliance with all applicable federal, state, local and other laws and regulations regulating the conduct of business with competitors, customers and suppliers, including, without limitation, all such laws prohibiting the fixing of prices, illegal boycotts, predatory practices, monopolization, and the unfair conduct of business.

         (B) Neither Borrowers nor any of their Subsidiaries has made any political contribution for the purpose of maintaining or furthering its business or any payment, direct or indirect, in the nature of bribes, kickbacks or similar payments.

4.23     Solvency

         As of and from and after the date of this Agreement, each Borrower:
(A) owns and will own assets the fair saleable value of which are (1) greater than the total amount of liabilities (including contingent liabilities) of such Borrower, and (2) greater than the amount that will be required to pay the probable liabilities of such Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Borrower; (B) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (C) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

4.24     Disclosure

         No representation or warranty of either Borrower contained in this Agreement, the financial statements referred to in subsection 4.3, the other Loan Documents or any other document, certificate or written statement furnished to Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to either Borrower that has had or will have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

4.25     Use of Proceeds and Margin Security

         Borrowers shall use the proceeds of all Loans for proper business purposes consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrowers or any of their Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

4.26     Insurance

         Schedule 4.26 sets forth, as of the date hereof, a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for Borrowers and their Subsidiaries. Borrowers and their Subsidiaries are adequately insured under such policies, no notice of cancellation has been received with respect to such policies and Borrowers and each of their Subsidiaries is in compliance with all conditions contained in such policies.

4.27     Bank and Trust Accounts

         Schedule 4.27 sets forth, as of the date hereof, the account numbers and locations of all bank accounts of each Borrower and each of its Subsidiaries, including accounts in which Trust Fund assets are maintained. Neither Borrowers nor any of their Subsidiaries shall appoint any new trustee for any Trust Fund or shall establish any new trust account for any Trust Fund without the prior written consent of Lender, provided that such consent shall not be required if such new account is established with a federally insured financial institution which is licensed to hold trust funds and which has been approved by the governmental entity in charge of overseeing trust funds in the state where the trust funds are located and if Borrowers deliver notice thereof to Lender within ten (10) days of establishing such account.

4.28     Compliance with Laws

         Each Borrower and each of its Subsidiaries: (i) is in compliance with all laws, ordinances, rules, regulations, orders, policies, guidelines and other requirements of all domestic and foreign governments and all instrumentalities and agencies thereof, having jurisdiction over the conduct of its businesses or the ownership of its properties, including, without limitation, relating to any use, release, storage, transport or disposal of Hazardous Material, except where noncompliance would not subject either Borrower, any of its Subsidiaries or any of the officers of either Borrower or Subsidiary to criminal liability or, singly or in the aggregate, have a Material Adverse Effect, and no such noncompliance has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by them with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all respects), except where failure to make such filings would not have a Material Adverse Effect and (iii) has retained all records and documents required to be retained by them pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any governmental authority, except where failure to retain such records would not subject either Borrower, any of its Subsidiaries or any of the officers of either Borrower or Subsidiary to criminal liability or, singly or in the aggregate, have a Material Adverse Effect.

4.29     Investments

         Except as described on Schedule 4.29, neither Borrower nor any of its Subsidiaries has any investment in any Person other than investments permitted under subsection 9.3 and is not engaged in any joint venture or partnership with any other Person.

4.30     Real Property

         Schedule 4.30 sets forth a complete and accurate list of all real property owned or leased by each Borrower, specifying the owner of all owned property and the lessee and lessor of all leased property, and a description of all leases of leased real property. None of the real property that is subject to any of the Mortgages is property that is dedicated for use as a cemetery.

                                   SECTION 5

                               SECURITY INTERESTS

5.1      Grant of Security Interests

         In order to secure the payment and performance of the Obligations, each Borrower hereby grants to Lender a continuing security interest in and to all of its right, title and interest in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

                 (A)      Accounts;

                 (B)      Inventory;

                 (C)      General Intangibles;

                 (D)      Documents;

                 (E)      Instruments;

                 (F)      Equipment;

                 (G)      Fixtures;

                 (H) All deposit accounts maintained with any bank or financial institution;

                 (I) The Depository Account, all cash deposited therein from time to time and other monies and property in the possession or under the control of Lender;

                 (J) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in clauses (A) through (I) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

                 (K) Proceeds of all or any of the property described in clauses (A) through (J) above.

Notwithstanding the foregoing, the Collateral does not include, and Borrowers do not grant a security interest to Lender in, any property of Borrowers in which Cemetery Laws prohibit Lender from obtaining a security interest or other Lien. Notwithstanding the foregoing, any Collateral that consists of real property or any interest therein shall secure only the Borrowers' obligations under the Term Loan and interest, fees and other charges thereon.

5.2      Borrowers Remain Liable

         Anything herein to the contrary notwithstanding: (a) each Borrower shall remain liable under its contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Lender of any of the rights hereunder shall not release either Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of either Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

5.3      Further Assurances

         (A) Other Documents and Actions. Borrowers shall, from time to time, at their expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Lender may request in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrowers shall: (a) execute and file such financing or continuation statements or amendments thereto and such other instruments or notices as may be necessary or desirable or as Lender may request in order to perfect and preserve the Security Interests; (b) at any reasonable time, upon demand by Lender, exhibit the Collateral to allow inspection of the Collateral by Lender or persons designated by Lender and to examine and make copies of the records of Borrowers related thereto and to discuss the Collateral and the records of Borrowers with respect thereto with and to be advised as to the same by Borrowers' officers and employees and in the case of Accounts, Documents, General Intangibles and Instruments, with any Person obligated thereon; and (c) upon Lender's request, appear in and defend any action or proceeding that may affect either Borrower's title to or Lender's security interest in the Collateral.

         (B) Lender Authorized. Borrowers hereby authorize Lender to file one or more financing or continuation statements and amendments thereto relating to all or any part of the Collateral without the signature of Borrowers.

                                   SECTION 6

                              COLLATERAL COVENANTS

         Borrowers jointly and severally covenant and agree that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrowers shall perform or cause to be performed, and shall cause each of their Subsidiaries to perform, all covenants in this Section 6 applicable to such Persons.

6.1      Bank Accounts; Collection of Accounts and Payments

         (A) After the occurrence of an Event of Default, immediately upon demand by Lender (provided that such Event of Default shall not have been cured or waived prior to such demand), Lender and Borrowers shall enter into a bank agency agreement ("Bank Agency Agreement") approved in form and substance by Lender with each financial institution acceptable to Lender with which either Borrower maintains from time to time any deposit accounts (general or special). Pursuant to the Bank Agency Agreements, each Borrower shall grant to the Lender a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as Lender's agent in connection therewith.

         (B) After the occurrence of an Event of Default, immediately upon demand by Lender (provided that such Event of Default shall not have been cured or waived prior to such demand), Borrowers shall establish a lock box (a "Lock Box") with Lender (or assign its existing Lock Box to Lender) or blocked accounts (collectively, "Blocked Accounts") in Borrowers' name with such banks as are acceptable to Lender ("Collecting Banks"), subject to irrevocable instructions approved in form and substance by Lender. The obligors on all Accounts of Borrowers shall directly remit all payments on Accounts to such Lock Box or Blocked Account and, if remitted to a Blocked Account, Borrowers shall immediately deposit all cash payments made for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. In addition, Lender may establish one or more depository accounts at each Collecting Bank or at a centrally located bank (collectively, the "Depository Account"). All amounts held or deposited in the Blocked Accounts held by such Collecting Bank shall be transferred to the Depository Account. All payments received by Lender, whether by cash, check, wire transfer or any other instrument, made to such Lock Box or Blocked Accounts or otherwise received by Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lender. Borrowers, and any of their Affiliates, employees, agents or other Persons acting for or in concert with Borrowers, shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral that come into the possession or under the control of Borrowers or any Affiliates, employees, agents or other Persons acting for or in concert with Borrowers, and immediately upon receipt thereof, Borrowers or such Persons shall deposit the same or cause the same to be deposited, in kind, in a Lock Box or Blocked Account of Borrowers. Notwithstanding the foregoing, any amounts contained in Lender's Depository Account or the Blocked Accounts or otherwise received by Lender in excess of the Obligations then due and payable shall be the property of Borrowers and shall promptly be paid over to Borrowers. The rights of Lender under this subsection in the proceeds of Borrowers' Accounts shall be subject to any obligation imposed by Cemetery Laws with respect to deposit of such proceeds into Trust Funds.

6.2      Corporate or Name Change

         Borrowers shall notify Lender promptly in writing at least 30 days prior to (a) any change in a Borrower's name and (b) a Borrower's commencing the use of any trade name, assumed name or fictitious name.

6.3      Business Locations

         Borrowers shall keep the Collateral owned by Borrowers or their Subsidiaries at the locations specified on Schedule 4.13. Borrowers shall give Lender thirty (30) days prior written notice of any change in the chief place of business of a Borrower or any of its Subsidiaries or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), Borrowers shall and shall cause each of its Subsidiaries to execute such documents and take such actions as Lender deems necessary to perfect and protect the Security Interests.

6.4      Instruments

         At Lender's request, after the occurrence and during the continuance of an Event of Default, subject to any limitations imposed by Cemetery Laws, Borrowers shall deliver and pledge to Lender all Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender. Upon Lender's request, Borrowers shall mark conspicuously all chattel paper with a legend, in form and substance reasonably satisfactory to Lender, indicating that such chattel paper is subject to the Security Interests.

6.5      Account Covenants

         Except as otherwise provided in this subsection 6.5, Borrowers shall continue to collect, at their own expense, all amounts due or to become due Borrowers under their Accounts. In connection with such collections, Borrowers may take (and, at Lender's direction, shall take) such action as Borrowers or Lender may deem necessary or advisable to enforce collection of such Accounts; provided that Lender shall have the right at any time after the occurrence and during the continuance of a Default or an Event of Default to: (A) notify the customers or obligors under the Accounts of Borrowers of the assignment of such Accounts to Lender and to direct such customers or obligors to make payment of all amounts due or to become due directly to Lender; (B) enforce collection of any such Accounts; and (C) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence and during the continuance of a Default or an Event of Default, (i) all amounts and proceeds (including Instruments) received by Borrowers with respect to any Accounts shall be received in trust for the benefit of Lender, shall be segregated from other funds of Borrowers and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) to be held in the Depository Account pursuant to subsection 6.1(B) and (ii) Borrowers shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon without the prior consent of Lender. The rights of Lender under this subsection in the proceeds of Borrowers' Accounts shall be subject to any obligation imposed by Cemetery Laws with respect to deposit of such proceeds into Trust Funds.

6.6      Equipment Covenants

         Each Borrower shall cause its Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements, and other improvements in connection therewith that are necessary or desirable to such end. Each Borrower shall promptly inform Lender of any material additions to or deletions from its Equipment and shall not permit any items of its Equipment to become fixtures to real estate other than such Borrower's Mortgaged Property.

6.7      Insurance

         (A) Borrowers shall maintain insurance with respect to the Collateral in accordance with the terms hereof. Borrowers shall maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to their business and properties and the business and properties of their Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in an amount acceptable to Lender. Borrowers shall maintain at least six (6) months of business interruption insurance in an amount not less than $1,000,000. Borrowers shall cause Lender to be named as loss payee (in the case of casualty insurance) and additional insured (in all other cases) on all insurance policies pursuant to appropriate endorsements in form and substance satisfactory to Lender and further cause any insurers under such policies to acknowledge that such policies shall not be amended, cancelled or terminated without at least thirty (30) days prior written notice to Lender. Borrowers shall be named the beneficiary of each keyman life insurance policy maintained by Borrowers on the life of any employee of Borrowers.

         (B) Borrowers hereby direct all insurers under such policies of insurance with respect to its assets to pay all proceeds of such insurance policies to Lender provided that so long as no Default shall have occurred and be continuing, all proceeds of such insurance in amounts less than $100,000 per occurrence shall be delivered to Borrowers. With respect to occurrences giving rise to insurance proceeds in excess of $100,000 but less than $250,000, Lender shall release such proceeds to Borrowers when and as necessary to pay for the repair, replacement or reconstruction of the assets subject to such casualty, provided that:

                 (1) at the time of any requested release of funds no Default or Event of Default shall have occurred and be continuing;

                 (2) the repair, replacement or reconstruction of such assets shall be reasonably anticipated to be completed prior to the Termination Date; and

                 (3) each release of funds shall be conditioned upon receipt by Lender of architect's certificates, completion certificates, waivers of mechanic's liens, or such other documentation as Lender may reasonably request.

         With respect to occurrences giving rise to insurance proceeds in excess of $250,000, all proceeds may, at the direction of Lender, either be applied by Lender to the prepayment of the Obligations or may be released to Borrowers when and as necessary to pay for the repair, replacement or reconstruction of the assets subject to such casualty as provided for in the preceding paragraph.

6.8      Collateral Description

         Borrowers shall furnish to Lender, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lender may reasonably request, all in reasonable detail.

6.9      Use of Collateral

         Borrowers shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering any of the Collateral.

6.10     Records of Collateral

         Borrowers shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Lender may reasonably request indicating that the Collateral is subject to the Security Interests.

6.11     Other Information

         Borrowers shall, promptly upon request, provide to Lender all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable Lender to enforce the provisions of this Agreement.

6.12     Lender Appointed Attorney-in-Fact

         Each Borrower hereby irrevocably appoints Lender as its attorney-in-fact, with full authority in the place and stead of such Borrower and in the name of such Borrower, Lender or otherwise, from time to time after the occurrence and during the continuation of an Event of Default in Lender's discretion to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

         (A) subject to subsection 6.7, to obtain and adjust insurance required to be paid to Lender;

         (B) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

         (C) subject to subsections 6.1 and 6.5, to receive, endorse, and collect any drafts or other instruments, documents and chattel paper;

         (D) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral;

         (E) to pay or discharge taxes or Liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Lender in its sole discretion, and such payments made by Lender to become joint and several Obligations of Borrowers to Lender, due and payable immediately without demand and secured by the Security Interests; and

         (F) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender's option and Borrowers' expense, at any time or from time to time, all acts and things that Lender reasonably deems necessary to protect, preserve or realize upon the Collateral.

Neither Lender nor any person designated by Lender shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than as a result of Lender's or such person's gross negligence or wilful misconduct. This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force and thereafter, until payment in full of all Obligations and termination of the Commitment.


                                   SECTION 7

                             AFFIRMATIVE COVENANTS

         Borrowers covenant and agree that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Section 7 applicable to such Persons.

7.1      Financial Statements and Other Reports

         Each Borrower shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP applied on a basis consistent with that applied in the preparation of the financial statements delivered pursuant to subsection 7.1(B). Borrowers shall deliver to Lender the financial statements and other reports described below.

         (A) Monthly Financials. As soon as available and in any event within thirty (30) days after the end of each month (or within forty-five (45) days after the end of a month that is the last month of a fiscal quarter of Borrowers), MHI shall deliver to Lender (1) its consolidated, with eliminations, and consolidating balance sheet as at the end of such month and
(a) the related consolidated and consolidating statement of income for such month and for the period from the beginning of the then current fiscal year to the end of such month and (b) in the case of a month that is the last month of a fiscal quarter of Borrowers, statements of cash flows and stockholders' equity for such quarter and for the period from the beginning of the then current fiscal year to the end of such quarter (all such consolidating financial statements to be on a division by division and Subsidiary by Subsidiary basis), in each case together with comparative financial statements with respect to (i) the same period during the immediately preceding Fiscal Year, and (ii) the Projections for such period, (2) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) an Availability Certificate as of such month-end.

         (B) Year-End Financials. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, MHI shall deliver to
Lender: (1) its consolidated balance sheet as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year, together with comparative financial statements with respect to (a) the same period in the immediately preceding Fiscal Year and (b) the Projections for such period; (2) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (3) a report with respect to the financial statements from a firm of independent certified public accountants of recognized national standing selected by Borrowers, which report shall be unqualified as to going concern and scope of audit and shall state (a) that such consolidated financial statements present fairly the consolidated financial position of MHI and its Subsidiaries in accordance with GAAP as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP, (b) the extent to which, if at all, the methods of accounting used in the preparation of such financial statements are not consistent with prior practice and (c) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (4) copies of the consolidating financial statements of MHI and its Subsidiaries (on a division by division and Subsidiary by Subsidiary basis), including (a) consolidating balance sheets of MHI and its Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations, (b) related consolidating statements of income of MHI and its Subsidiaries showing intercompany eliminations and (c) related statements of cash flow.

         (C) Officer Certificate. Together with each delivery of financial statements pursuant to clauses (A) and (B) above, Borrowers shall deliver to Lender a Compliance Certificate of MHI's chief executive officer or chief financial officer stating that: (1) such statements fairly present the financial condition of MHI and its Subsidiaries in accordance with GAAP (applied on a basis consistent with that applied in the preparation of the financial statements delivered pursuant to subsection 7.1(B)) as of the dates indicated; (2) (a) he has reviewed the terms of this Agreement and the Notes and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and condition of Borrowers and their Subsidiaries during the accounting period covered by such financial statements and (b) such review has not disclosed the existence during or at the end of such accounting period, and that he does not have knowledge of the existence as at the date thereof, of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrowers have taken, are taking and propose to take with respect thereto; and (3) Borrowers are in compliance with the covenants contained in Section 6, Section 7 and Section 9, and Borrowers are in compliance with the covenants contained in Section 8, demonstrating the same in reasonable detail, provided that demonstration of compliance with the covenants set forth in Section 8 shall be made only in connection with the delivery of the annual financial statements pursuant to clause (B) above and in connection with the delivery of the monthly financial statements pursuant to clause (A) above for a month that is the last month of a fiscal quarter of Borrowers.

         (D) Accountants' Certification. Together with each delivery of consolidated financial statements pursuant to subsection 7.1(B), Borrowers shall deliver to Lender a report from its independent certified public accountants on compliance with the terms of this Agreement. Such report shall be prepared in accordance with generally accepted auditing standards and shall state that the independent auditor has audited Borrowers' financial statements in accordance with generally accepted auditing standards. The report shall include a reference to the specific applicable covenants of this Agreement (including, without limitation, the covenants set forth in Section 8) and provide negative assurance relative to compliance with the applicable covenants of this Agreement (including, without limitation, the covenants set forth in Section 8) insofar as they relate to accounting matters and shall specify that the negative assurance is being given in connection with the audit of the financial statements. If any condition or event that constitutes a Default or an Event of Default has come to the attention of the independent auditor the report shall specify the nature and period of existence of such event.

         (E) Accountants' Reports. Promptly upon receipt thereof, Borrowers shall deliver copies of all significant reports submitted to Borrowers by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrowers made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit.

         (F) Management Report. Together with each delivery of financial statements pursuant to clause (B) of this subsection 7.1 and together with each delivery of financial statements pursuant to clause (A) of this subsection 7.1 for the last month of a fiscal quarter of Borrowers, Borrowers shall deliver to Lender a management report: (1) describing the operations and financial condition of Borrowers and their Subsidiaries for the quarter then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent Projections for the current fiscal year delivered to Lender pursuant to subsection 7.1(J); and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of MHI to the effect that such information fairly presents the results of operations and financial condition of Borrowers and their Subsidiaries as at the dates and for the periods indicated.

         (G) Trustee Transmittal Letter. Borrowers shall deliver to Lender a copy of each Transmittal Letter that is delivered to the trustee of any Trust Fund promptly after such Transmittal Letter is delivered to such trustee. At Lender's request, each such Transmittal Letter shall be accompanied by a detailed report setting forth the payments received by Borrowers from each pre-need contract of Borrowers and the amount required by Borrowers to be paid to such Trust Fund.

         (H) Funds Audit Reports. Promptly upon Borrowers' receipt thereof, a copy of each report of any audit of the Trust Funds by either a state or federal governmental agency or by Borrowers' independent accountants.

         (I) Appraisals. From time to time, upon the request of Lender, Borrowers shall obtain and deliver to Lender appraisal reports in form and substance and from appraisers reasonably satisfactory to Lender, stating the then current fair market and orderly liquidation values of (1) all or any portion of the Equipment and real estate owned by each Borrower or any of its Subsidiaries and (2) the then current business value of Borrowers and its Subsidiaries. Notwithstanding the foregoing, Lender shall not request an appraisal of any item of real estate more often than one time every three years, except that Lender may reasonably request such appraisals at any time after the occurrence and during the continuation of an Event of Default. All appraisals shall be at the expense of Borrowers.

         (J) Projections. As soon as available and in any event no later than the last day of each Fiscal Year, Borrowers shall deliver to Lender Projections of Borrowers and their Subsidiaries for the forthcoming three (3) Fiscal Years, year by year, and for the forthcoming Fiscal Year, quarter by quarter.

         (K) SEC Filings and Press Releases. Promptly upon their becoming available, MHI shall deliver to Lender copies of: (1) all financial statements, reports, notices and proxy statements sent or made available by MHI or any of its Subsidiaries to its security holders; (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by MHI or any of its Subsidiaries with any securities exchange, the National Association of Securities Dealers or with the Securities and Exchange Commission or any other governmental or private regulatory authority; and (3) all press releases and other statements made available by MHI or any of its Subsidiaries to the public concerning developments in the business of any such Person.

         (L) Indebtedness and Capital Stock Notices. Borrowers shall promptly deliver to Lender copies of all material notices given or received by Borrowers with respect to any Indebtedness or MHI Capital Stock and shall notify Lender within two (2) days of Borrowers' obtaining knowledge of any potential or actual event of default with respect to Indebtedness or of any event that with the giving of notice or passage of time or both would be a default or event of default with respect to Indebtedness.

         (M) Events of Default, etc. Promptly upon any officer of either Borrower obtaining knowledge of any of the following events or conditions, Borrowers shall deliver to Lender a certificate of MHI's chief executive officer or chief financial officer specifying the nature and period of existence of such condition or event and what action Borrowers have taken, are taking and propose to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice that any Person has given to either Borrower or any of its Subsidiaries, or any other action taken, with respect to a claimed default or event or condition of the type referred to in subsection 10.1(B); or (3) any Material Adverse Effect.

         (N) Litigation. Promptly upon any officer of either Borrower obtaining knowledge of (1) the institution of any material claim, demand, suit, proceeding, petition, governmental investigation or arbitration against or affecting either Borrower or any property of either Borrower not previously disclosed by Borrowers to Lender, or (2) any material development in any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, letter of violation, arbitration, judgment, award, order, decree, consent, conciliation agreement or settlement agreement at any time pending against or affecting either Borrower or any property of either Borrower, Borrowers shall promptly give notice thereof to Lender and provide such other information as may be reasonably available to them to enable Lender and its counsel to evaluate such matter.

         (O) Employee Benefit Plans. With reasonable promptness, and in any event within thirty (30) days, Borrowers will give notice of and/or deliver to Lender copies of: (1) the establishment of any new Employee Benefit Plan, the commencement of contributions to any plan to which Borrowers or any of their Subsidiaries was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan; (2) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by Borrowers or any of their Subsidiaries with respect to such request; and (3) the failure of Borrowers or any of their Subsidiaries to make a required installment or payment under section 302 of ERISA or section 412 of the IRC by the due date.

         (P) Termination Events. Promptly and in any event within ten (10) days of becoming aware of the occurrence of or forthcoming occurrence of any
(1) Termination Event or (2) "prohibited transaction," as such term is defined in section 406 of ERISA or section 4975 of the IRC, in connection with any Pension Plan or any trust created thereunder, Borrowers will deliver to Lender a notice specifying the nature thereof, what action Borrowers have taken, are taking or propose to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

         (Q) ERISA Notices. With reasonable promptness but in any event within ten (10) days after the receipt thereof, Borrowers will deliver to Lender copies of: (1) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under section 401(a) of the IRC and (2) all notices received by a Borrower or any of its Subsidiaries of the PBGC's intent to terminate any Employee Benefit Plan or to have a trustee appointed to administer any Employee Benefit Plan.

         (R) Insurance. Within the sixty (60) day period prior to the end of each Fiscal Year, Borrowers shall deliver to Lender a report in form and substance reasonably satisfactory to Lender outlining all material insurance coverage maintained as of the date of such report by each Borrower and each of its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent Fiscal Year.

         (S) Trust Fund's Noncompliance with Laws. Promptly upon Borrowers' or any of their Subsidiaries' obtaining knowledge thereof, Borrowers shall deliver to Lender notice of any material noncompliance by any Trust Fund with any law, ordinance, rule, regulation, order, policy, guideline and other legal requirements applicable to such Trust Fund, including /a description of such noncompliance and the steps, if any, that Borrowers have taken, are taking or propose to take in respect of such noncompliance.

         (T) Supplemental Schedules. Borrowers shall supplement in writing and deliver to Lender revisions of the Schedules annexed to this Agreement to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided that subsequent disclosures shall not constitute a cure or waiver of any Default or Event of Default resulting from any material matters disclosed unless Lender shall have failed to object to such disclosure within thirty (30) days after its receipt thereof, and in the case that Lender shall have failed to so object, such revision shall be deemed to be an amendment to the Schedules attached to this Agreement as of the date of such delivery to Lender.

         (U) Other Information. With reasonable promptness, Borrowers shall deliver such other information and data with respect to Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by Lender.

7.2      Access to Accountants

         Borrowers authorize Lender to discuss the financial condition of Borrowers and of their Subsidiaries with such independent public accountants upon reasonable notice to Borrowers of its intention to do so. Borrowers shall be given the reasonable opportunity to participate in any such discussion. Borrowers shall deliver a letter to such accountants authorizing them to comply with the provisions of this subsection 7.2.

7.3      Corporate Existence, etc.

         Except as otherwise permitted by subsection 9.6, each Borrower shall and shall cause each of its Subsidiaries to at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

7.4      Payment of Taxes and Claims; Tax Consolidation

         Borrowers shall and shall cause each of their Subsidiaries to pay (A) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon and (B) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets before any penalty or fine is incurred with respect thereto; provided that no such tax, charge or claim need be paid if a Borrower or Subsidiary is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if a Borrower or Subsidiary, as appropriate, has established such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP.

         Borrowers shall not and shall not permit any of their Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person (other than with Borrowers and their Consolidated Subsidiaries).

7.5      Maintenance of Properties

         Each Borrower shall maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Borrower or its Subsidiaries and shall make or cause to be made all appropriate repairs, renewals and replacements thereof.

7.6      Inspection; Lender Meeting

         Each Borrower shall permit any authorized representatives designated by Lender to visit and inspect any of the properties of such Borrower or of any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and independent public accountants, at such reasonable times during normal business hours. Without in any way limiting the foregoing, each Borrower shall participate in a meeting of Lender once during each Fiscal Year to be held at Borrower's corporate offices at such time as may be agreed to by Borrower and Lender.

7.7      Compliance with ERISA

         Each Borrower and each of its Subsidiaries shall establish, maintain and operate all Employee Benefit Plans to comply in all material respects with the terms of each Employee Benefit Pan and the provisions of ERISA, the IRC and all other applicable laws, and the regulations and interpretations thereof.

7.8      Environmental Compliance

         (A) Environmental Laws. Borrowers shall and shall cause each of their Subsidiaries at all times to comply with all applicable Environmental Laws, except for instances of noncompliance that, singly or in the aggregate, would not have a Material Adverse Effect.

         (B) Indemnification. Borrowers shall and do jointly and severally indemnify, pay and hold Lender harmless from and against any and all losses, costs (including, without limitation, cleanup costs, court costs, and attorneys' fees), liabilities, injuries, expenses, claims and damages whatsoever incurred or suffered by or asserted against Lender by reason of any violation of any applicable Environmental Law for which either Borrower or any of its Subsidiaries is liable or which is related to any real property owned, leased or operated by either Borrower or any of its Subsidiaries, or by reason of the imposition of any governmental lien for the recovery of environmental cleanup or response costs expended by reason of any such violation, or by reason of any breach of any representation, warranty or affirmative or negative covenant, including, without limitation, by reason of any matter disclosed in
Schedule 4.20; and the provisions of and undertakings and indemnification set out in this sentence shall survive the termination of this Agreement and the payment and satisfaction of the obligations, and shall continue to be the liability, obligation and indemnification of each Borrower binding upon each Borrower.

         (C) Remedial Action. Each Borrower shall, and shall cause its Subsidiaries to, promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or discharge of any Hazardous Materials on, under or about any real property owned, leased or operated by such Borrower or Subsidiary. In the event either Borrower or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Material on, under or about any real property owned, leased or operated by such Borrower or Subsidiary, Borrowers shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when the liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Material is being contested in good faith by Borrowers and appropriate reserves therefor have been established in accordance with GAAP.

         (D) Further Assurance. If Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by a Borrower or any of its Subsidiaries or related to any real property owned, leased or operated by a Borrower or any of its Subsidiaries or real property adjacent to such real property, then Borrowers agree, upon request from Lender, to provide Lender, at Borrowers' expense, with such reports, certificates, engineering studies or other written material or data as Lender may require so as to satisfy Lender that such Borrower or Subsidiary is in compliance with all applicable Environmental Laws.

7.9      Environmental Disclosure

         (A) Borrowers shall promptly advise Lender in writing and in reasonable detail of: (1) any discharge by Borrowers or any of their Subsidiaries of any Hazardous Material required to be reported to any federal, state, local or other governmental or regulatory agency under all applicable Environmental Laws; (2) any and all written communications sent or received by Borrowers or any of their Subsidiaries with respect to any Environmental Claims or any discharge of Hazardous Material required to be reported to any federal, state, local or other governmental or regulatory agency; (3) any remedial action taken by Borrowers, any of their Subsidiaries or any other Person in response to any Hazardous Material on, under or about any real property owned, leased or operated by Borrowers or any of their Subsidiaries, the existence of which could result in an Environmental Claim that could have a Material Adverse Effect; (4) the discovery by Borrowers or any of their Subsidiaries of any occurrence or condition on any real property adjoining or in the vicinity of any real property owned, leased or operated by Borrowers or any of their Subsidiaries that could cause such real property or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (5) any request for information from any governmental agency that indicates such agency is investigating whether Borrowers or any of their Subsidiaries may be potentially responsible for a release, disposal or discharge of Hazardous Materials.

         (B) Borrowers shall, and shall cause each of their Subsidiaries to, promptly notify Lender of (1) any proposed acquisition of stock, assets, or property by Borrowers or any of their Subsidiaries that could reasonably be expected to expose Borrowers or any of their Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect and (2) any proposed action to be taken by Borrowers or any of their Subsidiaries to commence any operations that could reasonably be expected to subject Borrowers or any of their Subsidiaries to additional laws, rules or regulations, including laws, rules and regulations requiring additional or amended environmental permits or licenses. Borrowers shall, and shall cause each of their Subsidiaries to, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this subsection 7.9.

7.10     Compliance with Laws, etc.

         Borrowers shall comply with and shall cause each of their Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and that may be imposed in the future in all jurisdictions in which Borrowers or any of their Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

7.11     Mortgages; Title Insurance; Surveys

         (A) Title Insurance. At the time of delivery of any Mortgage with respect to Additional Mortgaged Property, Borrowers shall deliver or cause to be delivered to Lender a Mortgage Policy assuring Lender that such Mortgage creates a valid and enforceable first priority mortgage liens on such Additional Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. All Mortgage Policies shall be in form and substance reasonably satisfactory to Lender and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Lender may reasonably request, and shall provide for affirmative insurance and such reinsurance as Lender may reasonably request. In the case of each leasehold constituting Additional Mortgaged Property, Lender shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Lender, which documents shall be in form and substance satisfactory to Lender.

         (B) Additional Mortgaged Property. Lender may from time to time designate real property or leasehold interests of either Borrower or any Subsidiary of either Borrower after the date hereof as "Additional Mortgaged Property," in which case Borrowers shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Lender a fully executed Mortgage, in form and substance satisfactory to Lender together with title insurance policies and surveys as required by this subsection 7.11(B); provided, however, that Additional Mortgaged Property shall not include any real property or leasehold interest of Borrowers in which Lender is prohibited under Cemetery Laws from obtaining a Lien. Borrowers agree that, following the taking of the actions with respect to any Additional Mortgaged Property required by the immediately preceding sentence, Lender shall have a valid and enforceable first priority mortgage on the respective Additional Mortgaged Property, free and clear of all defects and encumbrances except for Permitted Encumbrances.

         (C) Surveys. At the time of delivery of any Mortgage with respect to Additional Mortgaged Property, Borrowers shall deliver or cause to be delivered to Lender current surveys, certified by a licensed surveyor, for such Additional Mortgaged Property. All such surveys shall be sufficient to allow the issuer of the Mortgage Policy therefor to issue an ALTA lender's policy without exception for matters that would be disclosed by an accurate survey.

         (D)     Expenses.  All actions to be taken pursuant to this subsection
7.11 shall be at the sole expense of Borrowers.

7.12     Further Assurances

         (A) Borrowers shall from time to time execute such financing statements, documents, security agreements and reports as Lender at any time may reasonably request to evidence, perfect or otherwise implement the security for repayment of the Obligations provided for in the Loan Documents.

         (B) At Lender's request from time to time, Borrowers shall cause each Subsidiary created or acquired by either Borrower after the Closing Date promptly to guaranty the Obligations and to grant to Lender a security interest in the real, personal and mixed property of such Subsidiary to secure the Obligations. The documentation for such guaranty or security shall be substantially similar to the Loan Documents with such modifications reasonably requested by Lender.

7.13     Interest Rate Protection

         Upon Lender's request, Borrowers shall enter into an Interest Rate Agreement reasonably satisfactory to Lender with respect to not less than $10,000,000 of the principal amount of the Term Loan.

7.14     Management

         Borrowers shall at all times employ appropriately qualified and competent senior management.

7.15     Acquisition Information

         (A) Excess Acquisitions. In connection with each proposed Excess Acquisition, Borrower shall deliver to Lender the following:

                 (1) not less than 15 Business Days prior to the Acquisition, such information regarding the Target as Lender shall reasonably request, including, without limitation, information evidencing the satisfaction of the General Criteria and a complete due diligence package (including, without limitation, the documents, agreements and instruments identified on Exhibit H);

                 (2) as and when available, copies of all Acquisition Documents to be executed or delivered in connection with such Acquisition in preliminary and final form; and

                 (3) from time to time as requested by Lender, such documents and instruments as Lender shall reasonably request to grant to Lender a first priority Lien on all assets and stock (in the case of an Acquisition of stock) of the Target, subject only to Permitted Liens and such other Liens to which Lender shall consent in writing.

         (B) Non-Excess Acquisitions. In connection with each Acquisition that is not an Excess Acquisition, Borrower shall deliver to Lender the following:

                 (1) prior to 15 Business Days following the date of such Acquisition, the documents, agreements and instruments identified in items 2, 4, 5, 7, 8(a-d) and 9 on Exhibit H and such other information as Lender shall reasonably request regarding the Target's financial performance, business operations and assets;

                 (2) as and when available, copies of all final Acquisition Documents executed or delivered in connection with such Acquisition; and

                 (3) from time to time as requested by Lender, such documents and instruments as Lender shall reasonably request to grant to Lender a first priority Lien on all assets and stock (in the case of an Acquisition of stock) of the Target, subject only to Permitted Liens and such other Liens to which Lender shall consent in writing.





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                                   SECTION 8

                              FINANCIAL COVENANTS

         Borrowers covenant and agree that so long as any of the Commitments remain in effect and until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrowers shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this
Section 8 applicable to such Persons.

8.1      Capital Expenditure Limits

         The aggregate amount of all Capital Expenditures of Borrowers and their Subsidiaries shall not exceed $1,000,000 during any Fiscal Year.

8.2      Lease Limitations

         Borrowers' and their Subsidiaries' expenditures, on a consolidated basis, whether for rental payments, principal payments, interest payments, service charges or otherwise, under all capitalized leases, operating leases, lease-purchase agreements, conditional sales contracts, purchase money security arrangements and other similar agreements shall not exceed $400,000 during any Fiscal Year.

8.3      Interest Expense Coverage

         At each fiscal quarter-end, Borrowers' Interest Expense Coverage, on a consolidated basis, for the Trailing Twelve-Month Period, shall be not less than 2.75 at any fiscal quarter-end.

8.4      Fixed Charge Coverage

         At each fiscal quarter-end, Borrowers' Fixed Charge Coverage, on a consolidated basis, for the Trailing Twelve-Month Period, shall not be less than the following amounts for each fiscal quarter-end occurring during the periods indicated below:

                 Period                                      Amount
                 ------                                      ------
         From the Closing Date to and
         including October 31, 1995                           1.25

         From and after November 1, 1995                      1.50





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8.5      Total Debt to Pro Forma EBIDAT

         At each fiscal quarter-end, the ratio of Borrowers' consolidated Total Indebtedness as of such quarter-end to consolidated Pro Forma EBIDAT for the Trailing Twelve-Month Period, on a consolidated basis, shall not be greater than 4.0 to 1.


                                   SECTION 9

                               NEGATIVE COVENANTS

         Borrowers covenant and agree that so long as any of the Commitments remain in effect and until payment in full of all Obligations, unless Lender shall otherwise give its prior written consent, Borrowers shall comply with and shall cause each of their Subsidiaries to comply with all covenants in this
Section 9 applicable to such Persons.

9.1      Indebtedness

         Borrowers shall not and shall not permit any of their Subsidiaries directly or indirectly to create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

         (A)     The Obligations;

         (B) Contingent Obligations permitted hereunder and any Indebtedness arising as a result of such Contingent Obligations;

         (C) Indebtedness with respect to Capital Leases permitted hereunder;

         (D)     Permitted Purchase Money Indebtedness;

         (E)     Indebtedness outstanding at the Closing Date and shown on
Schedule 4.4; and

         (F) Unsecured, Subordinated Indebtedness to Sun Bank under a line of credit of up to $1,000,000.

9.2      Liens and Related Matters

         (A) Prohibition of Liens. Borrowers shall not and shall not permit any of their Subsidiaries directly or indirectly to create, or otherwise cause, incur, assume, suffer or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of Borrowers or any of their Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances.

         (B) No Negative Pledges. Borrowers shall not and shall not permit any of their Subsidiaries to enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, unless such agreement specifically permits the Security Interests.

         (C) No Restrictions on Subsidiary Distributions. Except as provided herein, Borrowers shall not and shall not permit any of their Subsidiaries to directly or indirectly create, or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to:
(1) pay dividends or make any other distribution on any of such Person's capital stock; (2) subject to subordination provisions, pay any indebtedness owed to any such Person; (3) make loans or advances to any such Person; or (4) transfer any of its property or assets to any such Person other than pursuant to asset disposition agreements subsequently or previously approved by Lender that prohibit the disposition of such assets to any other Person.

9.3      Investments; Joint Ventures

         Borrowers shall not and shall not permit any of their Subsidiaries directly or indirectly to make or own any Investment in any Person including any Joint Venture, except:

         (A) Borrowers and their Subsidiaries may make and own Investments in Cash Equivalents;

         (B) Borrowers and their Subsidiaries may make intercompany loans and investments to the extent permitted hereunder;

         (C) Borrowers and their Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $50,000 in the aggregate for Borrowers and all of their Subsidiaries at any time outstanding; and

         (D)     Investments set forth on Schedule 4.29.

9.4      Contingent Obligations

         Borrowers shall not and shall not permit any of their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

         (A) Contingent Obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

         (B) Contingent Obligations under Interest Rate Agreements approved by Lender in its sole discretion with respect to the Loans;





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         (C)     Existing Contingent Obligations described in Schedule 4.4;

         (D) Contingent Obligations under indemnity agreements to title insurers to cause such title insurers to issue to Lender mortgagee title insurance policies, as provided herein;

         (E) Contingent Obligations with respect to customary indemnification and purchase price adjustment obligations incurred in connection with Asset Dispositions;

         (F) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $50,000 in aggregate liability; and

         (G) Contingent Obligations with respect to Indebtedness permitted hereunder.

9.5      Restricted Junior Payments

         Borrowers shall not and shall not permit any of their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that, if no Default or Event of Default has occurred, or would occur as a result of such Restricted Junior Payment:

         (A) Borrowers may make payments with respect to Indebtedness permitted hereunder that constitutes Subordinated Indebtedness as required in accordance with the terms thereof, but only, in each case, to the extent required by, and subject to the subordination provisions contained in the indenture or other agreement pursuant to which such Indebtedness was issued or otherwise as approved by Lender;

         (B) Borrowers' Subsidiaries may make dividends and distributions to Borrowers to the extent necessary to permit Borrowers to pay the Obligations and to make any Restricted Junior Payments permitted under clause (A) above and to permit Borrowers to pay expenses incurred in the ordinary course of business or in accordance with the provisions of this Agreement; and

         (C) and if Borrower's New Worth, after giving effect to such Restricted Junior Payment, will be not less than $40,624,000, Borrower may declare or pay cash dividends on any shares of any class of stock of Borrower now or hereafter outstanding and may purchase shares of any such class of stock of Borrower, provided that such Restricted Junior Payment, when aggregated with all other dividends declared or paid on shares of any class of stock of Borrower and purchases of any class of stock of Borrower, does not exceed $500,000 for any Loan Year.





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

9.6      Restriction on Fundamental Changes

         Borrowers shall not and shall not permit any of their Subsidiaries to:
(A) enter into any transaction of merger or consolidation other than in connection with an Acquisition that is permitted hereunder; (B) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (C) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (D) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, except that Borrowers may make Capital Expenditures permitted hereunder, Investments permitted hereunder, intercompany loans permitted hereunder and Acquisitions that are permitted hereunder.

9.7      Disposal of Assets

         Borrowers shall not and shall not permit any of their Subsidiaries to sell, lease, transfer or otherwise dispose of any of their respective property, business or assets, except for (A) bona fide sales of Inventory to customers for fair value in the ordinary course of business; or (B) Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $100,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $200,000; (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) the Net Proceeds of such Asset Disposition are applied as required by this Agreement; (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of Indebtedness with the proceeds thereof (and in connection with an Asset Disposition of Equipment followed by the contemporaneous purchase of Equipment of equivalent or greater value, after giving effect to such purchase of Equipment), Borrowers are in compliance on a pro forma basis with the covenants set forth in this Agreement recomputed for the most recently ended month for which information is available and in compliance with all other terms and conditions contained in this Agreement; and
(6) no Default or Event of Default shall then exist or would result from such sale or other disposition (and, if applicable, any repurchase of replacement Equipment). In the event of any Asset Disposition made within the parameters of clause (B) above, if (I) such Asset Disposition is effected without the contemporaneous purchase of replacement Equipment of equivalent or greater value, Borrowers shall deliver all of the Net Proceeds to Lender for application against the Loan in accordance with this Agreement, or (II) such Asset Disposition is followed by the contemporaneous purchase of replacement Equipment of equivalent or greater value, Borrowers shall have delivered to Lender written evidence of the use of the Net Proceeds for such purpose.
Except as permitted by this Agreement, all replacement Equipment purchased by Borrowers shall be free and clear of all Liens, except for the Security Interests.

9.8      Sales and Lease-Backs

         Borrowers shall not and shall not permit any of their Subsidiaries to directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease of any property whether real or personal or mixed and whether now owned or hereafter acquired that a Borrower or any of its Subsidiaries has sold or transferred or intends to sell or transfer to any other Person.

9.9      Transactions with Shareholders and Affiliates

         Borrowers shall not and shall not permit any of their Subsidiaries directly or indirectly to enter into or permit to exist any material transaction (including, without limitation, the material purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate, or with any director, officer or employee, except for (a) payments permitted under subsection 9.5 or 9.10 and (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrowers and their Subsidiaries and upon fair and reasonable terms that are fully disclosed to Lender and are no less favorable to Borrowers or their Subsidiaries than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of Borrowers.

9.10     Compensation and Fees

         Borrowers shall not and shall not permit any of their Subsidiaries to pay compensation to any executive officer of Borrowers or any Affiliate of any such executive officer, regardless of whether such compensation consists of salary, bonus, management, consulting or other fees, capital distributions, or other benefits or otherwise, unless such compensation has been approved by an independent committee of MHI's board of directors and such committee has determined that the amount of such compensation is fair and reasonable.

9.11     Disposal of Stock

         Borrowers shall not and shall not permit any of their Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity securities of a Borrower or its Subsidiary, including warrants, rights or options to acquire shares or other equity securities of a Borrower or its Subsidiary, provided that MHI may issue shares of capital stock or other equity securities the net proceeds of which are used for Acquisitions that are permitted hereunder.

9.12     Environmental Liabilities

         Borrowers shall not and shall not permit any of their Subsidiaries to:
(A) violate any applicable Environmental Law in any manner that could have a Material Adverse Effect; (B) dispose of any Hazardous Materials into or onto or (except in compliance with applicable Environmental Laws) from, any real property owned, leased or operated by a

Borrower or any of its Subsidiaries; or (C) permit any Lien imposed pursuant to any statute, regulation or order relating to Hazardous Materials or the disposal thereof to be imposed or to remain on any real property owned, leased or operated by a Borrower or any of its Subsidiaries, other than a Lien for amounts that are not then due and payable, and to permit any such Lien to remain on such property for a period in excess of sixty (60) days after Borrowers obtain knowledge thereof.

9.13     Conduct of Business

         From and after the Closing Date, Borrowers shall not and shall not permit any of their Subsidiaries to engage in any business other than the businesses of the type described on Schedule 4.1(D). MHI shall not engage in any business other than the ownership of FSAG's capital stock and the performance of administrative duties for FSAG, and MHI shall not own any material operating assets other than FSAG's capital stock.

9.14     Changes Relating to Subordinated Indebtedness

         Borrowers shall not and shall not permit any of their Subsidiaries to change or amend the terms of any Subordinated Indebtedness if the effect of such amendment is to: (A) increase the interest rate on such Indebtedness; (B) change the dates upon which payments of principal or interest are due on such Indebtedness; (C) change any event of default or add any covenant with respect to such Indebtedness; (D) change the redemption or prepayment provisions of such Indebtedness; (E) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (F) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to a Borrower, any of its Subsidiaries or Lender.

9.15     Fiscal Year; Charter and ByLaws

         Borrowers shall not and shall not permit any of their Subsidiaries to change its Fiscal Year or permit FSAG to amend its Certificate of Incorporation or its Bylaws in a manner that would adversely affect Lender.

9.16     No New Subsidiaries

         Borrowers shall not and shall not permit any of their Subsidiaries to create any Subsidiary not listed on Schedule 4.1(E) unless, if Lender shall so request, Borrowers cause such Subsidiary to guarantee the Obligations and all of the outstanding capital stock of such Subsidiary that is owned by either Borrower or a Subsidiary of either Borrower is pledged to Lender as collateral for the Obligations. Neither Borrower shall transfer any assets to any of its Subsidiaries, except that MHI may transfer assets to FSAG and MHI may transfer assets (including cash) to MHI Financial, Inc. having an aggregate value not in excess of $10,000 in any Fiscal Year of Borrowers.





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

9.17     Compliance with ERISA

         Borrowers shall not:

         (A) permit the occurrence of any Termination Event that would result in a liability on the part of Borrowers or any of their Subsidiaries in excess of $10,000;

         (B) permit the present value of all benefit liabilities under any Pension Plan to exceed the current value of the assets of such Pension Plan allocable to such benefit liabilities by more than $10,000;

         (C) permit any accumulated funding deficiency in excess of $10,000 (as defined in section 302 of ERISA and section 412 of the IRC) with respect to any Pension Plan, whether or not waived;

         (D) engage, or permit any of their Subsidiaries to engage, in any prohibited transaction under section 406 of ERISA or section 4975 of the IRC for which a civil penalty pursuant to section 502(i) of ERISA or a tax pursuant to section 4975 of the IRC in excess of $10,000 is imposed;

         (E) permit the establishment or amendment of any Employee Benefit Plan that could result in any material liability to Borrowers or any of their Subsidiaries; or

         (F)     establish or participate in any Multi-employer Plan.

9.18     Surety Bonds and Letters of Credit

         Borrowers shall not post any surety bond, letter of credit or other credit enhancement instrument that is permitted by applicable law in lieu of making necessary deposits to the Trust Funds.

9.19     Acquisitions

         Borrowers shall not make an Acquisition or enter into any agreement or binding commitment to make an Acquisition if any of the following conditions is met with respect to such Acquisition:

                 (A)      the Acquisition qualifies as an Excess Acquisition;

                 (B) the Target is not in the same line or a related line of business as Borrowers; or

                 (C) a Default or Event of Default shall be in existence at the time of such Acquisition or would be created by such Acquisition.

         It is understood and agreed that Lender's approval of Excess Acquisitions shall be in its sole and absolute discretion and shall be based upon Lender's evaluation and approval of the business and financial condition of the Target and review and approval of the Acquisition Documents in connection with the proposed Acquisition. The General Criteria set forth certain criteria which Lender will consider in evaluating each prospective Excess Acquisition. However, each Borrower acknowledges that Lender may reject an Excess Acquisition notwithstanding the satisfaction of the General Criteria. Lender shall use its best efforts to notify Borrowers of its approval or disapproval of any Acquisition requiring its consent within 7 days following Borrowers' delivery to it of all of the information required by subsection 7.15(A) with respect to such Acquisition.


                                   SECTION 10

                          DEFAULT, RIGHTS AND REMEDIES

10.1     Event of Default

         "Event of Default" shall mean the occurrence or existence of any one or more of the following:

         (A) Payment. Failure of Borrowers to pay (i) any installment of principal of any Loan when due or (ii) within five (5) days after the due date, any interest on any Loan or any other fees payable under subsection 2.3 or any other amount or Obligation due under this Agreement; or

         (B) Default in Other Agreements. (1) Failure of a Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations; or (2) breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay, default or breach is to cause or to permit the holder or holders thereof to cause such Indebtedness and/or Contingent Obligations having an individual or aggregate principal amount in excess of $10,000 or having an aggregate principal amount in excess of $50,000 to become or be declared due prior to their stated maturity, whether or not such failure to pay, default or breach is waived by such holder or holders; or

         (C) Breach of Certain Provisions. Failure of Borrowers (i) to perform or comply with any term or condition contained in subsections 6.1, 6.2, 6.3, 6.4, 6.5 or 6.12, Section 8, Section 9 (other than subsections 9.3, 9.10,
9.12 and 9.17) or subsection 7.3 or (ii) within twenty (20) days after receipt by Borrowers of notice from Lender of such failure, to perform or comply with any term or condition contained in subsections 6.6, 6.7, 6.8, 6.9, 6.10, 6.11, 7.1, 7.2, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13 or 7.14 or (iii)
to perform or comply with any term or condition contained in subsections 9.3, 9.10, 9.12 or 9.17 and to cure such failure to comply within twenty (20) days after Borrowers' obtaining knowledge of such failure to comply; or

         (D) Breach of Warranty. Any representation, warranty, certification or other statement made or deemed made by any party (other than Lender) in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant hereto or in connection with any Loan Document is false in any material respect on the date made or deemed made; or

         (E) Other Defaults Under Loan Documents. Borrowers or any other party (other than Lender) defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within twenty (20) days after receipt by Borrowers of notice from Lender of such default (other than occurrences described in other provisions of this subsection 10.1 for which a different grace or cure period is specified or that constitute immediate Events of Default); or

         (F) Involuntary Bankruptcy; Appointment of Receiver, etc. (1) A court enters a decree or order for relief with respect to a Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or any other similar relief is granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against a Borrower or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over a Borrower or any of its Subsidiaries, or over all or a substantial part of its property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of a Borrower or any of its Subsidiaries for all or a substantial part of the property of such Borrower or Subsidiary; or

         (G) Voluntary Bankruptcy; Appointment of Receiver, etc. (1) An order for relief is entered with respect to a Borrower or any of its Subsidiaries, or a Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) a Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the Board of Directors of a Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 10.1(G); or





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

         (H) Liens. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of a Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances), and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

         (I) Judgments and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $10,000 or (2) an amount individually or in the aggregate at any time in excess of $50,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against a Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

         (J) Dissolution. Any order, judgment or decree is entered against a Borrower or any of its Subsidiaries decreeing the dissolution or split up of such Borrower or Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

         (K) Solvency. A Borrower ceases to be solvent (as represented in subsection 4.23) or admits in writing its present or prospective inability to pay its debts as they become due; or

         (L) Injunction. Borrowers or any of their Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

         (M) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof and other than as a result of Lender's negligence, ceases to be in full force and effect or is declared to be null and void, or a Borrower denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

         (N) Damage, Strike, Casualty. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty that causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of either Borrower or any of its Subsidiaries if any such event or circumstances would have a Material Adverse Effect; or





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

         (O) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by either Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect; or

         (P) Failure of Security. Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances) for any reason other than the failure of Lender to take any action within its control; or

         (Q) Assets Seized. Any part of the Collateral or the assets of either Borrower or any of its Subsidiaries with a value in excess of $10,000 in the aggregate are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any creditor and on or before the thirtieth (30th) day thereafter such Collateral or assets are not returned to such Borrower or Subsidiary, as applicable, or such writ, distress warrant or levy is not dismissed, stayed or lifted; or

         (R) RICO. Any criminal action, suit or proceeding is initiated against either Borrower, any of its Subsidiaries or any officers of either Borrower or any of its Subsidiaries under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding would result in the confiscation or forfeiture of any material portion of the assets of such Borrower or Subsidiary or any of the stock or other collateral pledged pursuant to the Pledge Agreement; or

         (S) Criminal Action Against Officers. Any criminal action, proceeding, indictment, or arrest shall be brought or made against any officer of either Borrower in connection with actions of such officer in the scope of his employment.

10.2     Suspension of Commitments

Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Lender, without notice or demand, may immediately cease making additional Loans, and the Commitments shall be suspended; provided that, in the case of a Default, if the subject condition or event is waived, cured or removed within any applicable grace or cure period, the Commitments shall be reinstated.

10.3     Acceleration

Upon the occurrence of any Event of Default described in the foregoing subsections 10.1(F) or 10.1(G), the unpaid principal amount of and accrued interest and fees (including, without limitation, prepayment fees in an amount determined in accordance with this Agreement) on the Term Loan and the Revolving Loan and all other Obligations shall automatically become immediately due and payable, together with accrued interest thereon, without presentment, demand, protest or other requirements of any kind, all of which are hereby





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

expressly waived by Borrowers, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Borrowers, declare all or any portion of the Loans and all or some of the other Obligations (including, without limitation, prepayment fees in an amount determined in accordance with subsection 2.3) to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon, without presentment, demand, protest or other requirements of any kind, all of which are expressly waived by Borrowers, and the Commitments shall thereupon terminate.

10.4     Disposition of Collateral

         (A) Upon the occurrence and during the continuation of an Event of Default, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (a) require Borrowers to, and Borrowers hereby agrees that they shall, at their expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender that is reasonably convenient to both parties; (b) withdraw all cash in the Depository Account and apply such monies in payment of the Obligations in the manner provided herein; (c) without notice or demand or legal process, enter upon any premises of Borrowers and take possession of the Collateral; and
(d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrowers agree that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrowers hereby specifically waive all rights of redemption, stay or appraisal that it has or may have under any law now existing or hereafter enacted.

         (B) Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right to enter upon the premises of Borrowers where the Collateral is located (or is believed to be located) without any obligation to pay rent to Borrowers, or any other place or places where the Collateral is believed to be located and kept, to render the Collateral useable or saleable, to remove the Collateral therefrom to the premises of Lender or any agent of Lender for such time as Lender may desire in order to effectively collect or liquidate the Collateral, and/or to require Borrowers to assemble the Collateral





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

and make it available to Lender at a place or places to be designated by Lender. Upon the occurrence of an Event of Default hereunder, Lender shall have the right to take possession of Borrowers' original books and records, to obtain access to Borrowers' data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Lender deems appropriate; and Lender shall have the right to notify postal authorities to change the address for delivery of Borrowers' mail to an address designated by Lender and to receive, open and dispose of all mail addressed to Borrowers.

10.5     Assignment of Intellectual Property

         Borrowers hereby assign, transfer and convey to Lender, effective upon the occurrence of any Event of Default hereunder, all Intellectual Property owned or used by Borrowers together with any goodwill associated therewith, all to the extent necessary to enable Lender to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and assignment shall inure to the benefit of all successors, assigns and transferees of Lender and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and assignment is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrowers by Lender.

10.6     Assigned Agreements

         If an Event of Default has occurred and is continuing, Borrowers hereby irrevocably authorizes and empowers Lender to assert, either directly or on behalf of Borrowers any claims Borrowers may have, from time to time, against any other party to the Assigned Agreements or to otherwise exercise any right or remedy of Borrowers under the Assigned Agreements (including, without limitation, the right to enforce directly against any party to an Assigned Agreement all of Borrowers' rights thereunder, to make all demands and give all notices and to make all requests required or permitted to be made by Borrowers under the Assigned Agreements).

10.7     Limitation on Duty of Lender with Respect to Collateral

         Beyond the safe custody thereof, Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.





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

10.8     Application of Proceeds

         Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Depository Account shall be applied: first, to all fees, costs and expenses incurred by Lender with respect to this Agreement, the other Loan Documents or the Collateral, including, without limitation, those described in subsections 10.9 and 12.1; second, to all fees due and owing to Lender; third, to accrued and unpaid interest on the Obligations (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amounts of the obligations outstanding; and fifth, to any other indebtedness or obligations of Borrowers owing to Lender.

10.9     Termination of Security Interests; Release of Collateral

         Upon payment in full of all Obligations and the termination of all Commitments, the Security Interests shall terminate. Upon such termination of the Security Interests or release of any Collateral, Lender shall, at the expense of Borrowers, execute and deliver to Borrowers such documents as Borrowers shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.


                                   SECTION 11

                          ASSIGNMENT AND PARTICIPATION


11.1     Assignments and Participations in Loans and Notes

         (A) Assignment by Lender. Lender may, without the consent of Borrowers, assign all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it) to one or more other Persons or qualified investors; provided, however, that such assignment shall not, without the consent of Borrowers, require Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state. Upon any such assignment, from and after the effective date thereof, (x) the assignee shall be a party hereto and, to the extent provided in such assignment, have the rights and obligations of a Lender hereby, and (y) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement with respect to its Commitment.

         (B) Issuance of New Notes. Within fifteen (15) days after receipt of notice of any assignment, Borrowers shall execute and deliver to Lender or its designee in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in amounts equal to the Commitment assumed by such assignee and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it





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

hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such assignment (provided that in no event shall Borrowers be required to pay to the assignee under such Note or Notes any amounts that Borrowers already have paid to the assignor prior to Borrowers execution of such Note or Notes) and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be cancelled and returned to Borrowers.

         (C) Participations. Lender may, without the consent of Borrowers, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments hereunder and the Loans owing to it and the Notes held by it); provided, however, that (1) each such participation shall be in an amount not less than $1,000,000, (2) Lender's and Borrowers' obligations under this Agreement (including, without limitation, the Commitment) shall remain unchanged, (3) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (4) Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (5) Borrowers shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement, provided, that Lender may agree with any participant that Lender shall not, without such participant's consent, agree to or approve any waivers or amendments that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to subsection
10.4 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (6) any such disposition shall not, without the consent of Borrowers, require Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. Lender shall endeavor to deliver written notice to Borrowers of any such participation prior to the effective date thereof, provided that the failure to deliver such notice or to deliver such notice prior to such effective date shall not affect the validity of such participation, but any such participant shall have not right to exercise any set-off provided for under subsection 11.3 or otherwise pursuant to the Loan Documents prior to the date that Lender delivers written notice to Borrower of such participation.

         All amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation and the holder of any such participation shall not be entitled to require Lender to take or omit to take any action hereunder except action directly affecting (1) the extension of the final maturity of any scheduled principal amount of or interest on a Loan or any fees related thereto allocated to such participation, or (2) a reduction of the principal amount of or the rate of interest payable on the Loans or any fees related thereto allocated to such participation, or (3) a release of any Collateral (other than in accordance with the terms of the Security Documents).





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

         (D) Disclosure of Information. Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this subsection 11.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to Borrowers and their Subsidiaries furnished to Lender by or on behalf of Borrowers or their Subsidiaries; provided that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with Borrowers or Lender (which in the case of an agreement with only Lender, Borrowers shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to Borrowers received from Lender.

11.2     Appointment of Agent

         If, as a result of any assignment of Lender's interests, rights or obligations under this Agreement, there shall be more than one Lender, such Lenders shall have the right to designate a Lender to act as agent for all Lenders (the "Agent"). In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders, and Agent (in its capacity as such) does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder. Agent may resign at any time by giving thirty (30) days prior written notice thereof to each Lender and Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. Upon acceptance of appointment, the successor Agent shall succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. The provisions of this subsection 11.2 are solely for the benefit of any such Agent and Lenders, and Borrowers shall not have any rights as a third party beneficiary of any of the provisions hereof.

11.3     Set-Off and Sharing of Payments

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender and each holder of any Note is hereby authorized by Borrowers at any time or from time to time, without notice to Borrowers or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all balances held by it at any of its offices for the account of either Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or Subsidiary) and any other property at any time held or owing by that Lender or that holder to or for the credit or for the account of either Borrower or any of its Subsidiaries against and on account of any of the Obligations that are not paid when due. Borrowers agree, on behalf of themselves and their Subsidiaries, to the fullest extent permitted by law, that (A) any Lender or holder may exercise its right to set-off with respect to amounts in excess of its pro rata share of the





                                       77
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Obligations and may sell participations in such excess to other Lenders and holders and (B) any Lender or holder so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.


                                   SECTION 12

                                 MISCELLANEOUS

12.1     Expenses and Attorneys' Fees

         Whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or the other Loan Documents including, without limitation, the following, and all such reasonable fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the
Collateral: (A) reasonable fees, costs and expenses (including reasonable attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, industry consultants, accountants and other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) reasonable fees, costs and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) incurred in connection with the negotiation, preparation, execution and administration of the Loan Documents, the Loans and any amendments, modifications and waivers relating thereto; (C) reasonable fees, costs and expenses of environmental consultants, industry consultants, accountants and other professionals retained by Lender in connection with the administration of the Loan Documents and the Loans if such retention is either required by applicable law or if such retention is after the occurrence and during the continuation of an Event of Default; (D) reasonable fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Lender pursuant to any Loan Document, including lien search fees, filing and recording fees, taxes and expenses, title insurance policy fees, fees and expenses of attorneys for providing such opinions as Lender may reasonably request and fees and expenses of attorneys to Lender; (E) reasonable fees, costs and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination agreements; (F) reasonable fees, costs and expenses incurred in connection with forwarding to Borrowers the proceeds of Loans including Lender's standard wire transfer fee;
(G) reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Lender in establishing, maintaining and handling lock box accounts, blocked accounts or other accounts for collection of the Collateral; (H) reasonable fees, costs, expenses (including reasonable attorneys' fees and allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral; (I) reasonable fees, costs and expenses of inspecting the Collateral; (J) reasonable fees, costs and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) incurred in any action to enforce this Agreement or the other Loan Documents or to collect any payments due from Borrowers under this Agreement, the Notes or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise; (K) reasonable fees, costs and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) incurred after the occurrence and during the continuation of an Event of Default for protecting, insuring, storing, warehousing, appraising, handling, maintaining, shipping and disposing of the Collateral; and (L) any and all excise, property, sales and use taxes imposed by any state, federal, local or other governmental authority on any of the Collateral for which Lender may be liable.

         Borrowers hereby authorize and direct Lender, at Lender's option, to debit Borrowers' Loan Account (by increasing the principal balance of the Revolving Loan) in the amount of any such fees and expenses owed by Borrowers when due.

12.2     Indemnity

         In addition to the payment of expenses pursuant to this Agreement, whether or not the transactions contemplated hereby shall be consummated, Borrowers agree to and do jointly and severally indemnify, pay and hold Lender and any holder of any of the Notes, and the officers, directors, employees, agents, affiliates and attorneys of Lender and such holders (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under any other Loan Document (the "Indemnified Liabilities"); provided that Borrowers shall not have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.





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12.3     Amendments and Waivers

         No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or consent to any departure by Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrowers. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers in any case shall entitle Borrowers to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 12.3 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by Borrowers, on Borrower.

12.4     Retention of Documents

         Lender may, in accordance with Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by Borrowers to Lender unless Borrowers request in writing that same be returned. Upon Borrowers' request and at Borrowers' expense, Lender shall return such papers when Lender's actual or anticipated need for same has terminated.

12.5     Notices

         Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied, telexed or sent by overnight courier service or United States mail and shall be deemed to have been given: (A) if delivered in person, when delivered; (B) if delivered by telecopy or telex, on the date of transmission if transmitted on a Business Day before 3:00 p.m. (Chicago, Illinois time) or, if not, on the next succeeding Business Day; (C) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (D) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed. Any notice or other communication that is delivered by or on behalf of Lender to either Borrower shall be deemed to have been delivered to the other Borrower. Any notice or other communication (including a Notice of Borrowing) that Lender receives from either Borrower shall deemed to be a joint notice or other communication from both Borrowers.

         Notices shall be addressed as follows:

         (a)  If to Borrowers:    MHI GROUP, INC.
                                  3100 Capital Circle, N.E.
                                  Tallahassee, Florida  32308
                                  Attention: David J. McLaurin
                                  Telecopy: (904) 385-0338





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

         With copies to:          Willkie Farr & Gallagher
                                  One Citicorp Center
                                  153 E. 53rd Street
                                  New York, New York  10022
                                  Attention: Bruce R. Kraus
                                  Telecopy: (212) 752-2991

                                  and

                                  Douglass, Powell & Rudolph
                                  211 East Call Street
                                  Tallahassee, Florida  32302
                                  Attention: John A. Rudolph, Jr.
                                  Telecopy: (904) 224-3644

         (b)  If to Lender:       HELLER FINANCIAL, INC.
                                  500 West Monroe Street
                                  Chicago, Illinois  60661
                                  ATTN: Portfolio Manager
                                        Portfolio Organization
                                        Corporate Finance Group
                                  Telecopy: (312) 441-7367

         With a copy to:          HELLER FINANCIAL, INC.
                                  500 West Monroe Street
                                  Chicago, Illinois 60661
                                  ATTN: Legal Department
                                        Portfolio Organization
                                        Corporate Finance Group
                                  Telecopy: (312) 441-7367

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

12.6     Survival of Warranties and Certain Agreements

         All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of each Borrowers set forth in subsections 2.7, 2.8, 4.19, 4.20, 7.8, 12.1 and
12.2 and the agreements of Lender set forth in subsection 11.3 shall survive the payment of the Loans and the termination of this Agreement. Subject to the provisions of subsection 12.8, all other agreements between Borrowers and Lender set forth in this Agreement shall terminate upon payment of the Loans and the termination of this Agreement.

12.7     Failure or Indulgence Not Waiver; Remedies Cumulative

         No failure or delay on the part of Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the Notes are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.8     Marshaling; Payments Set Aside

         Lender shall be under no obligation to marshall any assets in favor of Borrowers or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment or payments to Lender or Lender enforces its security interests or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set- off had not occurred.

12.9     Independence of Covenants, Representations and Warranties

         All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant warranty shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

12.10    Severability

         The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Notes or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Notes or other Loan Documents or of such provision or obligation in any other jurisdiction.

12.11    Lenders' Obligations Several; Independent Nature of Lenders' Rights

         In the event of a partial assignment of Lender's rights and obligations hereunder, the obligation of each Lender hereunder shall be several and not joint, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in any Loan Document and no action taken by Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

12.12    Headings

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

12.13    Applicable Law

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

12.14    Successors and Assigns; Subsequent Holders of Notes

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrowers may not assign their rights or obligations hereunder without the written consent of Lender. Lender's rights of assignment are subject to subsection 11.1.

12.15    No Fiduciary Relationship

         No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower.

12.16    Consent to Jurisdiction and Service of Process

         BORROWERS HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE

LITIGATED IN SUCH COURTS. BORROWERS ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH NOTE, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. BORROWERS DESIGNATE AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWERS THAT IRREVOCABLY AGREE IN WRITING TO SO SERVE AS THEIR AGENT TO RECEIVE ON THEIR BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWERS TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWERS AT THEIR ADDRESS PROVIDED IN SUBSECTION 12.5 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWERS REFUSES TO ACCEPT SERVICE, BORROWERS HEREBY AGREE THAT SERVICE UPON THEM BY ANY OTHER MEANS AUTHORIZED BY APPLICABLE LAW OR COURT RULE SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST BORROWERS IN THE COURTS OF ANY OTHER JURISDICTION.

12.17    Waiver of Jury Trial

         BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWERS AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWERS AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE

WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWERS AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

12.18    Confidentiality

         Lender shall use its best efforts to keep any nonpublic information regarding Borrowers delivered or made available to it pursuant to this Agreement that Borrowers have identified as confidential information confidential from anyone other than persons employed or retained by Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that, nothing herein shall prevent Lender from disclosing such information to (i) any bona fide assignee, transferee or participant that has agreed to comply with this subsection in connection with the contemplated assignment or transfer of any Loans or participation therein,
(ii) as required or requested by any governmental agency or representative thereof or pursuant to legal process or (iii) as required in connection with the exercise of any remedy under the Loan Documents.

12.19    Counterparts; Effectiveness

         This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

12.20    Entire Agreement

         This Agreement, including all exhibits and other documents attached hereto or incorporated by reference herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

12.21    Obligations of Borrowers

         All of the Obligations and all other obligations, agreements, representations and warranties of Borrowers (or either of them) hereunder and under each other Loan Document shall be the joint and several obligations, agreements, representations and warranties of Borrowers.


                     [signatures appear on following page]

         Witness the due execution and delivery hereof by the respective duly authorized officers of the undersigned as of the date first written above.


HELLER FINANCIAL, INC.                     MHI GROUP, INC.


By:  Steven Land                           By:
    ---------------------------------          --------------------------------

Title:  Assistant Vice President           Title:  President / CEO
       ------------------------------             -----------------------------

                                           Attest:

                                           By:
                                               --------------------------------

                                           Title:  Vice President / CFO
                                                  -----------------------------

                                                        [SEAL]


                                           FUNERAL SERVICES ACQUISITION GROUP,


                                           By:
                                               --------------------------------

                                           Title:  President / CEO
                                                  -----------------------------

                                           Attest:

                                           By:
                                               --------------------------------

                                           Title:  Vice President
                                                  -----------------------------

                                                        [SEAL]

                    AMENDED AND RESTATED REVOLVING LOAN NOTE



$22,375,000                                                     February 2, 1995


         FOR VALUE RECEIVED, undersigned, MHI GROUP, INC., a Florida corporation ("MHI"), and FUNERAL SERVICES ACQUISITION GROUP, INC., a Florida corporation ("FSAG"; MHI and FSAG are collectively referred to as the "Borrowers"), hereby, jointly and severally, unconditionally promise to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation (the "Lender"), at the Lender's office located at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWENTY-TWO MILLION THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($22,375,000), or, if less, the aggregate unpaid principal amount of the Revolving Loan made to the Borrowers by the Lender under the Amended Credit Agreement (as hereinafter defined), at such times as are specified in and in accordance with the provisions of the Amended Credit Agreement.

         This Note is the Revolving Note referred to in subsection 2.1(E) of the Amended and Restated Credit and Security Agreement of even date herewith, between the Borrowers and the Lender (as heretofore and hereafter amended, supplemented or restated from time to time, the "Amended Credit Agreement"; capitalized terms used herein and not otherwise specifically defined herein shall have the meanings assigned to them in the Amended Credit Agreement) and is issued to evidence the Revolving Loan made to the Borrowers pursuant to the provisions of the Amended Credit Agreement, to which reference is hereby made for a statement of the terms, conditions and covenants under which the Revolving Loan evidenced hereby was made and is to be repaid, including, but not limited to, those related to acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default or upon the termination of the Commitment. Payment of this Note is secured, inter alia, by the Collateral.

         This Note is delivered in replacement of that certain Revolving Loan Note dated October 9, 1992 (the "Existing Note"), executed by the Borrowers in favor of the Lender, to evidence the amendments to (but not a novation or refinancing of) the obligations evidenced thereby effected pursuant to the Amended Credit Agreement. Upon the due execution and delivery of this Note to the Lender, the Existing Note shall be deemed cancelled.

         The Borrowers promise to pay interest on the outstanding principal balance of this Note at the rate(s) and on the payment dates set forth in the Amended Credit Agreement. Interest shall be computed as provided in the Amended Credit Agreement.

         In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, the provisions of the Amended Credit Agreement with respect to Excess Interest shall apply.

         The Borrowers hereby waive demand, presentment, protest, notice of demand, dishonor, presentment, protest and of nonpayment.

         If this Note is collected by or through an attorney-at-law, all reasonable costs of collection, including reasonable attorneys' fees, shall be payable by the undersigned.

         THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns. The Borrowers' successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for either of the Borrowers.





                     [Signatures appear on following page]

         WITNESS the hand and seal of the undersigned, as of the date first above written.


                            MHI GROUP, INC.


                            By:
                                -----------------------------------------------

                            Title:  President / CEO
                                   --------------------------------------------


                            Attest:  Jane Harris
                                    -------------------------------------------

                            Title:  Vice President
                                   --------------------------------------------


                                    [CORPORATE SEAL]



                            FUNERAL SERVICES ACQUISITION GROUP, INC.


                            By:
                                -----------------------------------------------

                            Title:  President / CEO
                                   --------------------------------------------


                            Attest:  Jane Harris
                                    -------------------------------------------

                            Title:  Vice President
                                   --------------------------------------------


                                    [CORPORATE SEAL]

                         AMENDED AND RESTATED TERM NOTE



$12,625,000                                                     February 2, 1995


         FOR VALUE RECEIVED, the undersigned, MHI GROUP, INC., a Florida corporation ("MHI"), and FUNERAL SERVICES ACQUISITION GROUP, INC., a Florida corporation ("FSAG"; MHI and FSAG are collectively referred to as the "Borrowers"), hereby, jointly and severally, unconditionally promise to pay to the order of HELLER FINANCIAL, INC., a Delaware corporation (the "Lender"), at the Lender's office located at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of TWELVE MILLION SIX HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($12,625,000).

         This Note is the Term Note referred to in subsection 2.1(E) of the Amended and Restated Credit and Security Agreement of even date herewith, between the Borrowers and the Lender (as heretofore and hereafter amended, supplemented or restated from time to time, the "Amended Credit Agreement"; capitalized terms used herein and not otherwise specifically defined herein shall have the meanings assigned to them in the Amended Credit Agreement) and is issued to evidence the Term Loan made to the Borrowers pursuant to the provisions of the Amended Credit Agreement, to which reference is hereby made for a statement of the terms, conditions and covenants under which the Term Loan was made and is to be repaid, including, but not limited to, those related to acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default or upon the termination of the Commitment. Payment of this
Note is secured, inter alia, by the Collateral.

         This Note is delivered in replacement of that certain Term Note dated October 9, 1992 (the "Existing Note"), executed by the Borrowers in favor of the Lender, to evidence the amendments to (but not a novation or refinancing of) the obligations evidenced thereby effected pursuant to the Amended Credit Agreement. Upon the due execution and delivery of this Note to the Lender, the Existing Note shall be deemed cancelled.

         The entire principal amount of this Note shall be due and payable in full in one payment on the Expiry Date.

         The Borrowers promise to pay interest on the outstanding principal balance of this Note at the rate(s) and on the payment dates set forth in the Amended Credit Agreement. Interest shall be computed as provided in the Amended Credit Agreement.

         In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, the provisions of the Amended Credit Agreement with respect to Excess Interest shall apply.

         The Borrowers hereby waive demand, presentment, protest, notice of demand, dishonor, presentment, protest and of nonpayment.

         If this Note is collected by or through an attorney-at-law, all reasonable costs of collection, including reasonable attorneys' fees, shall be payable by the undersigned.

         THIS NOTE SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of such successors and assigns. The Borrowers' successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for either of the Borrowers.





                     [Signatures appear on following page]

         WITNESS the hand and seal of the undersigned, as of the date first above written.


                                   MHI GROUP, INC.


                                   By:
                                   Title:  President / CEO
                                          -------------------------------------


                                   Attest:  Jane Harris
                                           ------------------------------------

                                   Title:  Vice President
                                          -------------------------------------


                                           [CORPORATE SEAL]



                                   FUNERAL SERVICES ACQUISITION GROUP, INC.


                                   By:
                                       ----------------------------------------

                                   Title:  President / CEO
                                          -------------------------------------


                                   Attest:  Jane Harris
                                           ------------------------------------

                                   Title:  Vice President
                                          -------------------------------------


                                           [CORPORATE SEAL]